Filed Pursuant to Rule 424(b)(5)

Registration No. 333-97197

Pricing Supplement No. 303

(To Prospectus dated August 20, 2002

and Prospectus Supplement dated August 20, 2002)

July 23, 2003

$56,560,000

Equity Appreciation Growth LinkEd Securities “Index EAGLESSM”, due July 2008

Bank of America Corporation Index EAGLESSM, due July 2008, are our unsecured senior notes.

•	We will not pay interest on the notes.

•	At maturity, you will receive the principal amount and you may receive a supplemental redemption amount.

•	The supplemental redemption amount, if any, will be based upon the performance of the S&P 500® Index, or “S&P 500®”, over the term of the notes. We describe how to determine this amount beginning on page PS-3.

•	The notes mature on July 29, 2008.

•	The notes are issued in minimum denominations of $10,000 and increments of $1,000 in excess of $10,000. However, non-United States initial purchasers acquiring the notes through Bank of America, N.A., as agent, will be required to purchase at least $250,000 of the notes.

•	The notes will not be listed on any securities exchange.

	Per Note	Total
Public offering price	100.00%	$56,560,000
Agents’ commissions	3.00%	1,696,800

Proceeds (before expenses)	97.00%	$54,863,200

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “ Risk Factors” beginning on page PS-16.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement, the accompanying prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will deliver the notes in book-entry form only through The Depository Trust Company on or about July 25, 2003 against payment in immediately available funds. Purchasers will pay accrued interest from July 25, 2003 if settlement occurs after that date.

Bank of America, N.A.	Banc of America Securities LLC	Banc of America Investment Services, Inc.

Agents

Index EAGLESSM is our service mark.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s® 500,” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The notes are not sponsored, endorsed, sold, or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

SUMMARY

This pricing supplement relates only to our notes and does not relate to the securities of any of the other companies comprising the S&P 500® Index. This summary includes questions and answers that highlight selected information from the accompanying prospectus, prospectus supplement, and this pricing supplement to help you understand these notes. You should read carefully the entire prospectus, prospectus supplement, and pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the section in this pricing supplement entitled “Risk Factors,” which highlights a number of risks, to determine whether an investment in the notes is appropriate for you.

In light of the complexity of the transaction described in this pricing supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. You should rely only on the information contained in this pricing supplement or the accompanying prospectus supplement and prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the agents is making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this pricing supplement or the accompanying prospectus supplement and prospectus is accurate as of the date on their respective front covers only.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes mature on July 29, 2008. We cannot redeem the notes at any earlier date. We will not make any payments on the notes until maturity.

Are the notes equity or debt securities?

The notes are our senior debt securities. However, these notes differ from traditional debt securities in that you will not receive interest payments. Instead, you may or may not receive an additional amount in excess of the principal amount of the notes at maturity. We call any such additional amount the “Supplemental Redemption Amount” and describe how it is determined below. We have designed the notes for investors who want their principal amount returned at maturity and who also want an opportunity to participate in possible increases in the S&P 500® Index, subject to the calculation of the Supplemental Redemption Amount and the Return Cap we describe below.

Will you receive your principal at maturity?

Yes. If you hold the notes until maturity, you will receive at a minimum your principal amount. However, if you attempt to sell the notes prior to maturity, you may find that the market value of the notes is less than the principal amount of the notes.

How much will you receive at maturity?

At maturity, you will receive the principal amount of the notes. Depending on the performance of the S&P 500® Index during the term of the notes, you also may receive the Supplemental Redemption Amount.

The calculation agent will determine the Supplemental Redemption Amount by reference to the periodic returns of the S&P 500® during the following 20 “Reference Periods”:

2003/04	2004/05	2005/06	2006/07	2007/08

07/23/03-10/23/03	07/23/04-10/23/04	07/23/05-10/23/05	07/23/06-10/23/06	07/23/07-10/23/07

10/23/03-01/23/04	10/23/04-01/23/05	10/23/05-01/23/06	10/23/06-01/23/07	10/23/07-01/23/08

01/23/04-04/23/04	01/23/05-04/23/05	01/23/06-04/23/06	01/23/07-04/23/07	01/23/08-04/23/08

04/23/04-07/23/04	04/23/05-07/23/05	04/23/06-07/23/06	04/23/07-07/23/07	04/23/08-07/23/08

We priced the notes on July 23, 2003, or the “Pricing Date.” The Pricing Date is the first day of the first Reference Period.

We refer to the last day of each Reference Period as a “Reset Date.” On the Pricing Date, the calculation agent determined the closing level of the S&P 500® Index to be 988.61. On each Reset Date, the calculation agent will determine the “Periodic Return” of the S&P 500® Index for the Reference Period then ended by applying the following formula. The result will be rounded to the nearest one hundredth of a decimal place and then expressed as a percentage:

Ending Level - Starting Level

Starting Level

where the “Starting Level” for the initial Reference Period will be the closing level of the S&P 500® Index on the Pricing Date, or 988.61; the “Starting Level” for each subsequent Reference Period will equal the Ending Level with respect to the immediately preceding Reference Period; and the “Ending Level” for each Reference Period is the closing level of the S&P 500® Index on the applicable Reset Date, or if that day is not a Business Day, the closing level of the S&P 500® Index on the next following Business Day. The “closing level” of the S&P 500® Index on any Business Day means the level of the S&P 500® Index at the regular official weekday close of any and all relevant exchanges and/or markets.

You will be exposed to unlimited declines in the Periodic Return for any Reference Period. On the Pricing Date, we set a cap of 8.45%, or the “Return Cap,” which will limit any increases in the Periodic Return of the S&P 500® Index to that rate. For any Reference Period in which the Periodic Return is greater than the Return Cap, the Periodic Return for that Reference Period will be deemed to be the Return Cap, and for that Reference Period you will receive only the benefit of the increase in value up to the Return Cap.

The Index Return

After the close of the market on the last Reset Date, the calculation agent will determine the Supplemental Redemption Amount, if any, payable to you at maturity based on the following formula:

Principal Amount x Index Return

The “Index Return” is the compounded value of the 20 Periodic Returns computed in the following manner and expressed as a percentage, rounded to the nearest one hundredth of a decimal place:

[The product of (1.00 + the Periodic Return) for each Reference Period] - 1.00

Because the notes are principal protected, if the calculation of the Supplemental Redemption Amount were to result in a negative number because the S&P 500® Index has declined, the Supplemental Redemption Amount will be deemed to be zero, and you will receive only your principal amount at maturity. The Supplemental Redemption Amount is fixed after the close of the market on the last Reset Date. The period of time between the last Reset Date and the maturity date is not part of a Reference Period, and, therefore, changes in the S&P 500® Index during that period will not affect the Supplemental Redemption Amount, if any, payable to you at maturity.

Although the notes are principal protected, the notes provide less opportunity for appreciation than an investment tied directly to the performance of the S&P 500® Index because the Return Cap will limit your ability to benefit from appreciation in the S&P 500® Index during a Reference Period. Because of the Return Cap, the Index Return cannot be more than approximately 406.51% (a maximum value that represents an increase of the S&P 500® Index up to the Return Cap for each Reference Period).

The Supplemental Redemption Amount is fully exposed to any depreciation in the level of the S&P 500® Index during any Reference Period.

You should consider the possibility that an investment in the notes will not result in a gain even if the level of the S&P 500® Index increases during one or more Reference Periods or even if the level of the S&P 500® Index as of the final scheduled Reset Date is greater than the level of the S&P 500® Index on the Pricing Date.

Examples

The Index Return depends on the closing level of the S&P 500® Index as of each Reset Date. Because the closing level of the S&P 500® Index may be subject to significant variations over the term of the notes, it is not possible to present a chart or table illustrating a complete range of possible payments on the scheduled maturity date. The examples of hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the level of the S&P 500® Index on the Supplemental Redemption Amount, if any, payable at maturity. Each of the hypothetical examples is based upon an initial price to the public of $1,000 for each note, an initial Starting Level of the S&P 500® Index of 988.61, a Return Cap of 8.45% and Reference Periods ending on the 23rd day of the months indicated.

In each example set forth below, for any Reference Period where the indicated Periodic Return is in excess of 8.45%, the Periodic Return for such Reference Period used in the calculation of the Index Return shall be the Return Cap of 8.45%. The S&P 500® Index levels illustrated in each example have been rounded to the nearest whole number.

Example 1:    The closing level of the S&P 500® as of the final scheduled Reset Date is greater than its closing level as of the Pricing Date and the appreciation of the S&P 500®, or the Periodic Return, is 2.00% (an amount less than the Return Cap) during each Reference Period throughout the term of the notes:

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,008	2.00%	8.45%	1,092	2.00%	8.45%	1,181	2.00%	8.45%

January	1,029	2.00%	8.45%	1,113	2.00%	8.45%	1,205	2.00%	8.45%

April	1,049	2.00%	8.45%	1,136	2.00%	8.45%	1,229	2.00%	8.45%

July	1,070	2.00%	8.45%	1,158	2.00%	8.45%	1,254	2.00%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,279	2.00%	8.45%	1,384	2.00%	8.45%

January	1,304	2.00%	8.45%	1,412	2.00%	8.45%

April	1,331	2.00%	8.45%	1,440	2.00%	8.45%

July	1,357	2.00%	8.45%	1,469	2.00%	8.45%

Index Return = [(1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x

(1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x

(1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x (1.00+0.02) x

(1.00+0.02) x (1.00+0.02) x (1.00+0.02)] minus 1.00 = 0.4859 or 48.59%

Supplemental Redemption Amount = $1,000.00 x 0.4859 = $485.95

Total Payment at Maturity = $1,000.00 + $485.95 = $1,485.95 per note

Example 2:    The closing level of the S&P 500® as of the final scheduled Reset Date is greater than its closing level as of the Pricing Date and the appreciation of the S&P 500®, or the Periodic Return, is 8.45% (an amount equal to the Return Cap) during each Reference Period throughout the term of the notes:

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,072	8.45%	8.45%	1,483	8.45%	8.45%	2,052	8.45%	8.45%

January	1,163	8.45%	8.45%	1,608	8.45%	8.45%	2,225	8.45%	8.45%

April	1,261	8.45%	8.45%	1,744	8.45%	8.45%	2,413	8.45%	8.45%

July	1,368	8.45%	8.45%	1,892	8.45%	8.45%	2,617	8.45%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	2,838	8.45%	8.45%	3,926	8.45%	8.45%

January	3,078	8.45%	8.45%	4,258	8.45%	8.45%

April	3,338	8.45%	8.45%	4,617	8.45%	8.45%

July	3,620	8.45%	8.45%	5,007	8.45%	8.45%

Index Return = [(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845)] minus 1.00 = 4.0651 or 406.51%

Supplemental Redemption Amount = $1,000.00 x 4.0651 = $4,065.14

Total Payment at Maturity = $1,000.00 + $4,065.14 = $5,065.14 per note

Example 3:    In this example, for the Reference Periods where the Periodic Returns are in excess of 8.45%, the Periodic Returns for those Reference Periods used in the calculation of the Index Return shall be the Return Cap of 8.45%. The closing level of the S&P 500® as of the final scheduled Reset Date is greater than its closing level as of the Pricing Date and the appreciation of the S&P 500®, or the Periodic Return, is 10.00% (an amount greater than the Return Cap) during each Reference Period throughout the term of the notes:

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,087	10.00%	8.45%	1,592	10.00%	8.45%	2,331	10.00%	8.45%

January	1,196	10.00%	8.45%	1,751	10.00%	8.45%	2,564	10.00%	8.45%

April	1,316	10.00%	8.45%	1,927	10.00%	8.45%	2,821	10.00%	8.45%

July	1,447	10.00%	8.45%	2,119	10.00%	8.45%	3,103	10.00%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

July	3,413	10.00%	8.45%	4,997	10.00%	8.45%

October	3,754	10.00%	8.45%	5,497	10.00%	8.45%

January	4,130	10.00%	8.45%	6,046	10.00%	8.45%

April	4,543	10.00%	8.45%	6,651	10.00%	8.45%

Index Return = [(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845)] minus 1.00 = 4.0651 or 406.51%

Supplemental Redemption Amount = $1,000.00 x 4.0651 = $4,065.14

Total Payment at Maturity = $1,000.00 + $4,065.14 = $5,065.14 per note

Example 4:    The closing level of the S&P 500® as of the final scheduled Reset Date is less than the closing level of the S&P 500® as of the Pricing Date, and the Periodic Return declined steadily throughout the term of the notes:

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	969	-2.00%	8.45%	894	-2.00%	8.45%	824	-2.00%	8.45%

January	949	-2.00%	8.45%	876	-2.00%	8.45%	808	-2.00%	8.45%

April	930	-2.00%	8.45%	858	-2.00%	8.45%	792	-2.00%	8.45%

July	912	-2.00%	8.45%	841	-2.00%	8.45%	776	-2.00%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	760	-2.00%	8.45%	701	-2.00%	8.45%

January	745	-2.00%	8.45%	687	-2.00%	8.45%

April	730	-2.00%	8.45%	673	-2.00%	8.45%

July	716	-2.00%	8.45%	660	-2.00%	8.45%

Index Return = [(1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x

(1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x

(1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x

(1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x (1.00+ -0.02) x

(1.00+ -0.02)] minus 1.00 = -0.3324 or -33.24%.

Supplemental Redemption Amount = $0

Total Payment at Maturity = $1,000.00 + $0 = $1,000.00 per note

Example 5:    The closing level of the S&P 500® as of the final scheduled Reset Date is less than the closing level of the S&P 500® as of the Pricing Date, and the Periodic Return fluctuated during the term of the notes, increasing in one half of the Reference Periods and decreasing in the other one half of the Reference Periods:

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,072	8.45%	8.45%	1,483	8.45%	8.45%	2,052	8.45%	8.45%

January	1,163	8.45%	8.45%	1,608	8.45%	8.45%	2,225	8.45%	8.45%

April	1,261	8.45%	8.45%	1,744	8.45%	8.45%	2,002	-10.00%	8.45%

July	1,368	8.45%	8.45%	1,892	8.45%	8.45%	1,802	-10.00%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,622	-10.00%	8.45%	1,064	-10.00%	8.45%

January	1,460	-10.00%	8.45%	958	-10.00%	8.45%

April	1,314	-10.00%	8.45%	862	-10.00%	8.45%

July	1,182	-10.00%	8.45%	776	-10.00%	8.45%

Index Return = [(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x (1.00+ -0.10) x

(1.00+ -0.10) x (1.00+ -0.10) x (1.00+ -0.10) x (1.00+ -0.10) x (1.00+ -0.10) x (1.00+ -0.10) x

(1.00+ -0.10) x (1.00+ -0.10) x (1.00+ -0.10)] minus 1.00 = -0.2153 or –21.53%

Supplement Redemption Amount = $0

Total Payment at Maturity = $1,000.00 + $0 = $1,000.00 per note

Example 6:    The closing level of the S&P 500® as of the final scheduled Reset Date is greater than the closing level of the S&P 500® as of the Pricing Date, and the Periodic Return fluctuated during the term of the notes, increasing in one half of the Reference Periods and decreasing in the other one half of the Reference Periods, with the magnitude of the increases being significantly greater than the magnitude of the declines:

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,072	8.45%	8.45%	1,138	8.45%	8.45%	1,058	-5.00%	8.45%

January	1,163	8.45%	8.45%	1,234	8.45%	8.45%	1,005	-5.00%	8.45%

April	1,105	-5.00%	8.45%	1,173	-5.00%	8.45%	1,090	8.45%	8.45%

July	1,049	-5.00%	8.45%	1,114	-5.00%	8.45%	1,182	8.45%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,282	8.45%	8.45%	1,361	8.45%	8.45%

January	1,391	8.45%	8.45%	1,476	8.45%	8.45%

April	1,321	-5.00%	8.45%	1,402	-5.00%	8.45%

July	1,255	-5.00%	8.45%	1,332	-5.00%	8.45%

Index Return = [(1.00+0.0845) x (1.00+0.0845) x (1.00+ -0.05) x (1.00+ -0.05) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+ -0.05) x (1.00+ -0.05) x (1.00+ -0.05) x (1.00+ -0.05) x (1.00+0.0845) x (1.00+0.0845) x (1.00+0.0845) x

(1.00+0.0845) x (1.00+ -0.05) x (1.00+ -0.05) x (1.00+0.0845) x (1.00+0.0845) x (1.00+ -0.05) x (1.00+ -0.05)]

minus 1.00 = 0.3475 or 34.75%.

Supplemental Redemption Amount = $1,000.00 x 0.3475 = $347.51

Total Payment at Maturity = $1,000.00 + $347.51 = $1,347.51 per note

Example 7:    In this example, for the Reference Periods where the Periodic Returns are in excess of 8.45%, the Periodic Returns for those Reference Periods used in the calculation of the Index Return shall be the Return Cap of 8.45%. The closing level of the S&P 500® as of the final scheduled Reset Date is greater than the closing level of the S&P 500® as of the Pricing Date, and the Periodic Return fluctuated during the term of the notes, increasing in three-fourths of the Reference Periods and decreasing in the other one-fourth, with a wide variance in the magnitude of the increase.

	2003/04			2004/05			2005/06
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,018	3.00%	8.45%	1,037	3.00%	8.45%	1,056	3.00%	8.45%

January	1,049	3.00%	8.45%	1,068	3.00%	8.45%	1,088	3.00%	8.45%

April	839	-20.00%	8.45%	855	-20.00%	8.45%	870	-20.00%	8.45%

July	1,007	20.00%	8.45%	1,025	20.00%	8.45%	1,044	20.00%	8.45%

	2006/07			2007/08
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap

October	1,076	3.00%	8.45%	1,096	3.00%	8.45%

January	1,108	3.00%	8.45%	1,128	3.00%	8.45%

April	886	-20.00%	8.45%	903	-20.00%	8.45%

July	1,064	20.00%	8.45%	1,083	20.00%	8.45%

Index Return = [(1.00+0.03) x (1.00+0.03) x (1.00+ -0.20) x (1.00+ 0.0845) x (1.00+0.03) x

(1.00+0.03) x (1.00+ -0.20) x (1.00+0.0845) x (1.00+0.03) x (1.00+0.03) x (1.00+ -0.20) x

(1.00+0.0845) x (1.00+0.03) x (1.00+0.03) x (1.00+ -0.20) x (1.00+0.0845) x (1.00+0.03) x

(1.00+0.03) x (1.00+ -0.20) x (1.00+0.0845)] minus 1.00 = -0.3394 or –33.94%.

Supplemental Redemption Amount = $0

Total Payment at Maturity = $1,000.00 + $0 = $1,000.00 per note

Who will determine the Supplemental Redemption Amount?

A calculation agent will make all the calculations associated with determining the Supplemental Redemption Amount. We have appointed our affiliate, Banc of America Securities LLC, or “BAS,” to act as calculation agent. See the section entitled “Description of the Notes – Role of the Calculation Agent.”

Who publishes the S&P 500® Index and what does the S&P 500® Index measure?

The S&P 500® Index is published by Standard & Poor’s®, a division of The McGraw-Hill Companies, Inc., or “S&P®,” and is intended to provide an indication of the pattern of common stock price movement. The level of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

How has the S&P 500® Index performed historically?

There have been significant fluctuations up and down in the S&P 500® Index. The table, on page PS-26 shows the quarterly performance of the S&P 500® Index for the calendar years 1998, 1999, 2000, 2001, 2002, the first and second calendar quarter of 2003, and the third calendar quarter of 2003 through July 23, 2003. We provide this historical information to help you evaluate the behavior of the S&P 500® Index so that you can make an informed decision with respect to an investment in the notes. However, past performance is not necessarily indicative of how the S&P 500® Index or the notes will perform in the future.

How will I be able to find the S&P 500® Index level at any point in time?

You can obtain the S&P 500® Index level from the Bloomberg® service under the symbol “SPX,” the S&P® website, www.standardandpoors.com, as well as from The New York Times, The Wall Street Journal, and the Financial Times.

Will I have an interest in the stocks that are included in the S&P 500® Index?

No, an investment in the notes does not entitle you to any ownership interest in the stocks of the companies included in the S&P 500® Index.

Who are the selling agents for the notes?

Our affiliates, Bank of America, N.A., or “BANA,” Banc of America Investment Services, Inc., or “BAI,” and BAS, are acting as our selling agents in connection with this offering and will receive a commission based on the total principal amount of notes sold. In this capacity, none of BANA, BAI, or BAS is your fiduciary or advisor, and you should not rely upon any communication from BANA, BAI, or BAS in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisers.

How are the notes being offered?

The selling agents are offering the notes, as agents, to selected investors on a best efforts basis. We have registered the notes with the Securities and Exchange Commission in the United States. However, we are not registering the notes for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the notes from non-United States investors in reliance on available private placement exemptions. See the section entitled “Notices for Certain Non-United States Investors.” Non-United States investors purchasing notes in the original distribution through BANA, as agent, are required to purchase at least $250,000 of the notes.

Are the notes exchange-traded funds?

No, the notes are not part of an exchange-traded fund. The value of the notes will not rise or fall one-for-one with the S&P 500® Index. We do not expect the notes to trade with the same volume or liquidity as certain exchange-traded funds.

How are the notes treated for United States federal income tax purposes?

For United States federal income tax purposes, the notes are classified as debt instruments that provide for contingent interest. As a result, the notes are considered to be issued with original issue discount, or “OID.”

If you are a United States Holder, you will be required to include a portion of such OID in income for each taxable year that you own the notes, even though you will not receive any cash payments during the term of the notes. Additionally, you generally will be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the notes. See the section entitled “United States Federal Income Tax Summary.”

If you are a Non-United States Holder, payments on the notes generally will not be subject to United States federal income or withholding tax, as long as you provide us with the requisite forms.

Will the notes be listed on an exchange?

No. The notes will not be listed on any securities exchange, and a market for the notes may never develop.

Can the Reset Dates and the stated maturity date be postponed if a Market Disruption Event occurs?

Yes. If the calculation agent determines that, on any Reset Date, a Market Disruption Event (as defined below) has occurred or is continuing, that Reset Date will be postponed until the first Business Day (as defined below) on which no Market Disruption Event occurs or is continuing, but the delay will never be more than five Business Days. If a delay occurs, then the calculation agent instead will use the closing level of the S&P 500® Index on that new Reset Date. If any scheduled Reset Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, that day nevertheless will be the Reset Date. If the closing level of the S&P 500® Index is not available on that last possible day, either because of a Market Disruption Event or for any other reason, the calculation agent will make a good faith estimate of the closing level of the S&P 500® Index based on its assessment, made in its sole discretion, of the level of the S&P 500® Index at that time. If the last scheduled Reset Date is postponed due to a Market Disruption Event, the maturity date for the notes also will be postponed by the same number of Business Days. See the section entitled “Description of the Notes – Market Disruption.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under ERISA regulations, should not purchase, hold, and dispose of the notes unless that plan or entity has determined that its purchase, holding, and disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made such determination.

Are there any risks associated with my investment?

Yes, an investment in the notes is subject to risk. Please refer to page PS-16 and page S-3 of the attached prospectus supplement.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

You may not receive any yield on your investment.  The notes differ from ordinary debt securities in that the rate of return is not an interest rate, such as a fixed rate of interest or the prime rate. Instead, the rate of return is based on the future performance of the group of stocks making up the S&P 500® Index. We cannot assure you that the Index Return will be positive. If the Index Return is zero or negative, you will not receive any Supplemental Redemption Amount at maturity. Instead, you will receive only the principal amount.

Your yield may be less than the yield on a conventional debt security of comparable maturity.  Any yield on your investment above the principal amount of your note may be less than the overall return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your investment return may be less than a comparable investment in a S&P 500® Index fund or the S&P 500® Index stocks directly.  If the level of the S&P 500® Index declines during any Reference Period during the term of the notes, the Periodic Return for that Reference Period will be less than zero. The Index Return is based on the compounded value of the Periodic Returns during the 20 Reference Periods. This has a cumulative negative effect as the number of negative Periodic Return values increases prior to the maturity date of the notes. The likelihood that the Supplemental Redemption Amount will be zero increases as the number of negative Periodic Return values increases and as the decline in the level of the S&P 500® Index in any Reference Period increases. The Supplemental Redemption Amount may be zero even if the level of the S&P 500® Index increases during one or more Reference Periods during the term of the notes or if the level of the S&P 500® Index as of the final scheduled Reset Date exceeds the level of the S&P 500® Index on the Pricing Date. In fact, if the S&P 500® Index declines in any single Reference Period by approximately 78.59% or more, the Supplemental Redemption Amount will be zero, regardless of the amount of the increases in the S&P 500® Index in other Reference Periods. In such case, at maturity, you would receive only the principal amount of the notes. See the section entitled “Description of the Notes – Payment at Maturity; Supplemental Redemption Amounts.” In addition, due to the Return Cap, the return on your investment in the notes may not fully reflect any increase in the market values of the stocks included in the S&P 500® Index. Finally, a direct investment in an S&P 500® Index fund or the stocks directly would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares.

If you attempt to sell the notes prior to maturity you may find that the market value of the notes, if any, is less than the principal amount of the notes.  Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to redeem the notes prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the market value of the notes, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes given a change in a specific factor, assuming all other conditions remain constant.

•

The S&P 500® Index.  Because the total amount payable at maturity is tied to the closing level of S&P 500® Index on the Pricing Date and on each of the Reset Dates, the market value of the notes will depend on the level of the S&P 500® Index. The S&P 500® Index is influenced by the operational results, creditworthiness, and dividend rates, if any, of the companies represented by the component stocks of that index, and by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the component stocks of that index are traded, and the market segments of which the companies represented by the component stocks of that index are a part. See the section entitled “The S&P 500® Index” on page PS-24. It is impossible to predict the level of the S&P 500® Index.

•	Impact of the S&P 500® Index on the Value of the Notes. We expect that the market value of the notes will depend substantially on the level of the S&P 500® Index as of each Reset Date. Even if the level of the S&P 500® Index increases after the Pricing Date, if you sell your notes before the maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the S&P 500® Index will continue to fluctuate until the Index Return is determined. If you choose to sell your notes when the value of the S&P 500® Index is less than, or not sufficiently above, its value as of the Pricing Date, you may receive less than the principal amount of your notes. Because the Supplemental Redemption Amount is calculated based upon the Periodic Returns for each Reference Period, an increase in the value of the S&P 500® Index in one or more Reference Periods may be offset by a decrease in its value in one or more other Reference Periods.

•	Volatility of the S&P 500® Index. Volatility is the term used to describe the size and frequency of market fluctuations. Volatility of the S&P 500® Index level may affect the market value of the notes. During recent periods, the S&P 500® Index has been highly volatile. The terrorist attacks in New York and Washington, D.C. on September 11, 2001, the generally unsettled international environment, including hostilities in Iraq, and related uncertainties have resulted in greater market volatility, which may continue over the term of the notes. This volatility may increase the risk that the Index Return will be zero or negative, thus negatively affecting the market value of the notes and your yield.

•	Interest Rates. Because we will pay, at a minimum, the principal of the notes at maturity, we expect that changes in interest rates will affect the trading value of the notes. In general, if U.S. interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the notes will increase. The level of prevailing interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500® Index.

•	Dividend Yields. In general, if dividend yields on the stocks included in the S&P 500® Index increase, we expect that the value of the notes will decrease and, conversely, if dividend yields on the stocks included in the S&P 500® Index decrease, we expect that the value of the notes will increase.

•	Time to Maturity. As the time remaining to maturity of the notes decreases, the “time premium” associated with the notes will decrease. We anticipate that before their maturity, the notes may trade at a value above that which would be expected based on the level of interest rates and the S&P 500® Index. This difference will reflect a “time premium” due to expectations concerning the value of the S&P 500® Index during the period before the maturity date of the notes. However, as the time remaining to the stated maturity of the notes decreases, we expect that this time premium will decrease, lowering the trading value of the notes.

In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in the term of the notes. However, we expect that the effect on the trading value of the notes of a given change in the level of the S&P 500® Index will be greater if it occurs later in the term of the notes than if it occurs earlier in the term.

Changes in our credit ratings are expected to affect the value of the notes.  Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations thereunder, such as the percentage increase in the value of the S&P 500® Index, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

We cannot assure you that a trading market for your notes will ever develop or be maintained.  We will not list the notes on any securities exchange. We cannot predict how the notes will trade in the secondary market or whether such market will be liquid or illiquid. The number of potential buyers of the notes in any secondary market may be limited. If you sell your notes prior to maturity, you may find that the market value of the notes is less than the principal amount of the notes. Although under ordinary market conditions, BAS intends to indicate prices on the notes on request, there can be no assurance at which price such a bid would be made. BAS may discontinue buying and selling the notes on the secondary market at any time.

Hedging activities may affect the Supplemental Redemption Amount, if any, and the market value of the notes.  Hedging activities we or one or more of our affiliates, including BANA, BAI, or BAS, may engage in may affect the level of the S&P 500® Index and, accordingly, increase or decrease the market value of the notes prior to maturity and the Supplemental Redemption Amount, if any, you would receive at maturity. In addition, we or one or more of our affiliates, including BANA, BAI, or BAS, may purchase or otherwise acquire a long or short position in the notes. We or one of our affiliates, including BANA, BAI, or BAS, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the level of the S&P 500® Index, we cannot assure you that these activities will not affect such level and the market value of the notes prior to maturity or the Supplemental Redemption Amount, if any, payable at maturity.

You have no shareholder rights, no rights to receive any shares of the S&P 500® Index stocks, and are not entitled to dividends or other distributions on the S&P 500® Index stocks.  The notes are our debt securities. They are not equity instruments or shares of stock. Investing in the notes will not make you a holder of any of the S&P 500® Index stocks. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to the S&P 500® Index stocks. As a result, the return on your notes may or may not reflect the return you would realize if you actually owned the stocks included in the S&P 500® Index and received the dividends paid or other distributions made in connection with such stocks. Your notes will be paid in cash, and you will have no right to receive delivery of any S&P 500® Index stocks.

Although our common stock is a component of the S&P 500® Index, we are not affiliated with any other S&P 500® Index company and are not responsible for any disclosure by any other S&P 500® Index company.  While we may currently, or in the future, engage in business with companies represented by constituent stocks of the S&P 500® Index, neither we nor any of our affiliates, including BANA, BAI, and BAS, assume any responsibility for the adequacy or accuracy of any publicly available information about any other companies represented by constituent stocks of the S&P 500® Index. You should make your own investigation into the S&P 500® Index and the companies represented by its constituent stocks. See the section entitled “The S&P 500® Index” below for additional information about the S&P 500® Index.

Neither S&P® nor any company represented by the constituent stocks of the S&P 500® Index is involved in this offering of the notes or has any obligation of any sort with respect to the notes. Thus, none of S&P® or the companies represented by constituent stocks of the S&P 500® Index have any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of your notes.

None of The McGraw-Hill Companies, Inc., any of its affiliates, or any other S&P 500® Index company is involved in this offering of the notes or has any obligation of any sort with respect to the notes. Thus, none of The McGraw-Hill Companies, Inc., any of its affiliates, or any other S&P 500® Index company has any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of your notes.

Our business activities may create conflicts of interest with you.  We or one or more of our affiliates, including BANA, BAI, or BAS, may engage in trading activities related to the S&P 500® Index and the S&P 500® Index stocks that are not for your account or on your behalf. We and our affiliates may from time to time buy or sell the stocks included in the S&P 500® Index or futures or options contracts on the S&P 500® Index for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the level of the S&P 500® Index, could be adverse to your interests as a beneficial owner of the notes.

We and our affiliates, including BANA, BAI, and BAS, at present or in the future, may engage in business with S&P 500® Index companies, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and may in the future publish, research reports on one or more of the S&P 500® Index companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

There may be potential conflicts of interest between you and the calculation agent. We have the right to appoint and remove a calculation agent.  Our subsidiary, BAS, is the calculation agent for the notes and, as such, determines each Starting Level and Ending Level and calculates the Supplemental Redemption Amount, if any. Under certain circumstances these duties could result in a conflict of interest between BAS’ status as our subsidiary and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make in the event of a discontinuance of the publication of the S&P 500® Index. See “Description of the Notes—Market Disruption” and “—Discontinuance of the S&P 500® Index; Alteration of Method of Calculation” herein.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of medium-term notes entitled “Medium-Term Notes, Series J” issued under the Senior Indenture, which we describe more fully in the accompanying prospectus and prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents.

Certain capitalized terms used herein have the meanings ascribed to them in the prospectus supplement and prospectus.

The aggregate principal amount of the notes is $56,560,000. The notes are issued in minimum denominations of $10,000 and increments of $1,000 in excess of $10,000. However, non-United States investors purchasing notes through BANA, as agent, in the original distribution are required to purchase at least $250,000 of the notes. The notes mature on July 29, 2008, but under limited circumstances, which we describe below, the stated maturity date may be postponed. See the section entitled “Description of the Notes – Market Disruption.”

Prior to maturity, the notes are not redeemable by us or repayable at the option of any holder. The notes are not subject to any sinking fund. Upon the occurrence of an Event of Default (as defined in the Senior Indenture) with respect to the notes, holders may accelerate the maturity of the notes, as described under “Description of Debt Securities – Events of Default” in the prospectus.

The notes will be issued in book-entry form only. The CUSIP number for the notes is 06050 MCQ8.

Payment at Maturity; Supplemental Redemption Amount

On the Pricing Date, we set the Return Cap at 8.45%, and the calculation agent determined the Starting Level of the S&P 500® Index for the first Reference Period to be 988.61. For each Reference Period, the calculation agent will determine the applicable Starting Level and Ending Level of the S&P 500® Index.

After the United States stock markets close on the last Reset Date, the calculation agent will determine the Index Return and the Supplemental Redemption Amount, if any.

At maturity, you will be paid the principal amount of the notes and the Supplemental Redemption Amount, if any.

The calculation agent will determine the Supplemental Redemption Amount by reference to the periodic returns of the S&P 500® during the 20 Reference Periods described in the Summary section above. On the Pricing Date, the calculation agent determined the closing level of the S&P 500® Index to be 988.61. On each Reset Date, the calculation agent will determine the “Periodic Return” of the S&P 500® Index for the Reference Period then ended by applying the following formula. The result will be rounded to the nearest one hundredth of a decimal place and then expressed as a percentage:

Ending Level - Starting Level

Starting Level

where the “Starting Level” for the initial Reference Period is the closing level of the S&P 500® Index on the Pricing Date, or 988.61; the “Starting Level” for each subsequent Reference Period will equal the Ending Level with respect to the immediately preceding Reference Period; and the “Ending Level” for each Reference Period is the closing level of the S&P 500® Index on the applicable Reset Date, or if that day is not a Business Day, the closing level of the S&P 500® Index on the next following Business Day.

You will be exposed to unlimited declines in the Periodic Return for any Reference Period. However, you will benefit from increases in the Periodic Return of the S&P 500® Index, but only up to the “Return Cap,” or 8.45%, which we set on the Pricing Date. For any Reference Period in which the Periodic Return is greater than the Return Cap, the Periodic Return for that Reference Period will be deemed to be the Return Cap, and for that Reference Period you will receive only the benefit of the increase in value up to the Return Cap.

After the close of the market on the last Reset Date, the calculation agent will determine the Supplemental Redemption Amount, if any, payable to you at maturity based on the following formula:

Principal Amount x Index Return

The “Index Return” is the compounded value of the 20 Periodic Returns computed in the following manner and expressed as a percentage, rounded to the nearest one hundredth of a decimal place:

[The product of (1.00 + the Periodic Return) for each Reference Period] - 1.00

Because the notes are principal protected, if the calculation of the Supplemental Redemption Amount were to result in a negative number because the S&P 500® Index has declined, the Supplemental Redemption Amount will be deemed to be zero, and you will receive only your principal amount at maturity.

Market Disruption

Each of the following will be a “Market Disruption Event” if, in the sole opinion of the calculation agent, that event materially affects the S&P 500® Index:

•	the suspension, material limitation, or absence of the trading of a material number of stocks included in the S&P 500® Index;

•	the suspension or material limitation of the trading of stocks on one or more stock exchanges on which stocks included in the S&P 500® Index are quoted;

•	the suspension or material limitation of the trading of (a) options or futures relating to the S&P 500® Index on any options or futures exchanges or (b) options or futures generally; or

•	the imposition of any exchange controls in respect of any currencies involved in determining the total amount payable on the notes at maturity.

For the purpose of this definition of Market Disruption Event:

•	a limitation on the number of hours or days of trading will not be a Market Disruption Event if it results from an announced change in the regular business hours of any exchange;

•	a limitation on trading imposed by reason of the movements in price exceeding the levels permitted by any relevant exchange will be a Market Disruption Event;

•	a decision to permanently discontinue trading in the relevant futures or options contracts will not constitute a Market Disruption Event; and

•	an absence of trading on a securities exchange or quotation system will not include any time when such exchange or quotation system is closed for trading under ordinary circumstances.

If a Market Disruption Event occurs or is continuing on a day that would otherwise be a Reset Date, then the calculation agent will instead use the closing level of the S&P 500® Index on the first Business Day after that day on which no Market Disruption Event occurs or is continuing. In no event, however, will any Reset Date be postponed by more than five Business Days. If any Reset Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be the Reset Date, and the calculation agent will make a good faith estimate of the closing level of the S&P 500® Index based upon its assessment of the level of the S&P 500® Index at that time. If the last scheduled Reset Date is postponed due to a Market Disruption Event, the maturity date for the notes also will be postponed by the same number of Business Days.

When we refer to a “Business Day” with respect to the notes, we mean a day that is a Business Day of the kind described in the accompanying prospectus supplement but that is not a day on which the principal securities market (or markets) on which the constituent stocks of the S&P 500® Index is closed.

Discontinuance of the S&P 500® Index; Alteration of Method of Calculation

If S&P® discontinues publication of the S&P 500® Index and S&P® or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, is comparable to the discontinued S&P 500® Index (such new index being referred to as a “Successor Index”), then the relevant closing levels shall be determined by reference to the Successor Index at the close of trading on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market, or the relevant exchange or market for the Successor Index.

If the calculation agent selects a Successor Index, the calculation agent immediately shall notify us and the Senior Trustee, and the Senior Trustee will provide written notice of a change to the holders of the notes within three Business Days of such selection.

If S&P® discontinues publication of the S&P 500® Index, and the calculation agent determines that no Successor Index is available, then the calculation agent will notify us and the Senior Trustee and shall calculate the appropriate closing levels. These calculations by the calculation agent will be in accordance with the formula for and method of calculating the S&P 500® Index last in effect prior to such discontinuance. If a Successor Index is selected or the calculation agent calculates a level as a substitute for the S&P 500® Index, that Successor Index or level will be substituted for the S&P 500® Index for all purposes.

If at any time the method of calculating the S&P 500® Index or a Successor Index, or the level thereof, is changed in a material respect, or if the S&P 500® Index or a Successor Index in any other way is modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the S&P 500® Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will notify us and the Senior Trustee and shall make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P 500® Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the closing levels with reference to the S&P 500® Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500® Index or a Successor Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent shall adjust such index in order to arrive at a level of the S&P 500® Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Role of the Calculation Agent

The calculation agent in its sole discretion will make all determinations regarding the notes, including determinations regarding the Index Return, the Supplemental Redemption Amount, if any, Market Disruption Events, Successor Indices, and Business Days. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We have initially appointed our affiliate, BAS, as the calculation agent, but we may change the calculation agent at any time without notifying you.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will make principal payments and Supplemental Redemption Amount payments, if any, in immediately available funds so long as the notes are maintained in book-entry form.

Listing

The notes will not be listed on any securities exchange.

THE S&P 500® INDEX

We have obtained all information regarding the S&P 500® Index contained in this pricing supplement, including its make-up, method of calculation, and changes in its components, from publicly-available information. That information reflects the policies of, and is subject to change by, S&P®. S&P® has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Index. The consequences of S&P® discontinuing publication of the S&P 500® Index are described in the section entitled “Description of the Notes—Discontinuance of S&P 500® Index; Alteration of Method of Calculation.” We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P 500® Index.

The S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. It is a market-value weighted index (stock price times number of shares outstanding), with each stock’s weight in the index proportionate to its market value. The calculation of the level of the S&P 500® Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of June 30, 2003, 424 companies or 84.7% of the S&P 500® Index companies traded on the New York Stock Exchange, 74 companies or 15.1% of the S&P 500® Index companies traded on The Nasdaq Stock Market, and 2 companies or 0.2% of the S&P 500® Index companies traded on the American Stock Exchange. S&P® chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its Stock Guide Database of over 10,000 companies, which S&P® uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P® include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. As of June 30, 2003, ten main groups of companies comprise the S&P 500® Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (86), Consumer Staples (37), Energy (23), Financials (82), Health Care (46), Industrials (60), Information Technology (83), Materials (34), Telecommunications Services (12), and Utilities (37). S&P® from time to time, in its sole discretion, may add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

S&P® calculates the S&P 500® Index by reference to the prices of the S&P 500® constituent stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the S&P 500® constituent stocks and received the dividends paid on such stocks.

Computation of the S&P 500® Index

S&P® currently computes the S&P 500® Index as of a particular time as follows:

•	the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the “market value” of that stock);

•	the market values of all component stocks as of that time are aggregated;

•	the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

•	the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the “base value”);

•	the current aggregate market value of all component stocks is divided by the base value; and

•	the resulting quotient, expressed in decimals, is multiplied by 10.

While S&P® currently employs the above methodology to calculate the S&P 500® Index, no assurance can be given that S&P® will not modify or change this methodology in a manner that may affect the amounts payable on the notes at maturity.

S&P® adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P® to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

•	the issuance of stock dividends;

•	the granting to shareholders of rights to purchase additional shares of stock;

•	the purchase of shares by employees pursuant to employee benefit plans;

•	consolidations and acquisitions;

•	the granting to shareholders of rights to purchase other securities of the issuer;

•	the substitution by S&P® of particular component stocks in the S&P 500® Index; or

•	other reasons.

In these cases, S&P® first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

Old Base Value x	New Market Value =	New Base Value

Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500® Index.

Neither we nor any of our affiliates, including BANA, BAI, and BAS, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the S&P 500® Index or any successor S&P 500® Index. S&P® does not guarantee the accuracy or the completeness of the S&P 500® Index or any data included in the S&P 500® Index. S&P® assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the S&P 500® Index. S&P® disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P 500® Index or the manner in which the S&P 500® Index is applied in determining the amount payable at maturity.

Historical Closing Levels of the S&P 500® Index

Since its inception, the S&P 500® Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the S&P 500® Index during any period shown below is not an indication that the level of the S&P 500® Index is more or less likely to increase or decrease at any time during the term of the notes. The historical S&P 500® Index levels do not give an indication of future performance of the S&P 500® Index. We cannot assure you that the future performance of the S&P 500® Index or the constituent stocks of the S&P® Index will result in holders of the notes receiving an amount greater than the outstanding face amount of the notes on the stated maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the S&P 500® Index for the calendar years 1998, 1999, 2000, 2001, 2002, as well as the first and second calendar quarter of 2003 and the third calendar quarter of 2003 through July 23, 2003. The closing levels listed in the table below were obtained from Bloomberg Financial Services, without independent verification.

S&P 500® Index Quarterly Levels

QUARTER ENDED	HIGH	LOW	CLOSE

3/31/98	1,105.65	927.69	1,101.75

6/30/98	1,138.49	1,077.01	1,133.84

9/30/98	1,186.75	957.28	1,017.01

12/31/98	1,241.81	959.44	1,229.23

3/31/99	1,316.55	1,212.19	1,286.37

6/30/99	1,372.71	1,281.41	1,372.71

9/30/99	1,418.78	1,268.37	1,282.71

12/31/99	1,469.25	1,247.41	1,469.25

3/31/00	1,527.46	1,333.36	1,498.58

6/30/00	1,516.35	1,356.56	1,454.60

9/30/00	1,520.77	1,419.89	1,436.51

12/31/00	1,436.28	1,264.74	1,320.28

3/31/01	1,373.73	1,117.58	1,160.33

6/30/01	1,312.83	1,103.25	1,224.42

9/30/01	1,236.72	965.80	1,040.94

12/31/01	1,170.35	1,038.55	1,148.08

3/31/02	1,172.51	1,080.17	1,147.39

6/30/02	1,146.54	973.53	989.82

9/30/02	989.03	797.70	815.28

12/31/02	938.87	776.76	879.82

3/31/03	931.66	800.73	848.18

6/30/03	1,011.66	858.48	974.50

Through 7/23/03	1,007.84	978.80	988.61

Following the terrorist attacks in New York and Washington, D.C., the United States financial markets were closed from September 11, 2001 through September 17, 2001. Since reopening, those markets, and the S&P 500® Index, have been highly volatile. Those disasters, the generally unsettled international environment and related uncertainties, including the hostilities in Iraq, may result in financial markets generally and the S&P 500® Index exhibiting greater volatility than in earlier periods. Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the S&P 500® Index.

License Agreement

We have entered into a non-exclusive license agreement with S&P® providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by S&P® (including the S&P 500® Index) in connection with certain securities, including the notes.

The license agreement between us and S&P® requires that the following language be stated in this pricing supplement:

The notes are not sponsored, endorsed, sold, or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Index to track general stock market performance. S&P®’s only relationship to us is the licensing of certain trademarks and trade names of S&P® and of the S&P 500® Index which is determined, composed, and calculated by S&P® without regard to us or the notes. S&P® has no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing, or calculating the S&P 500® Index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the Supplemental Redemption Amount. S&P® has no obligation or liability in connection with the administration, marketing, or trading of the notes.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Our affiliates, BANA, BAI, and BAS, have been appointed as our agents to solicit offers on a best efforts basis to purchase the notes. BANA, BAI, and BAS are parties to the Distribution Agreement described in the “Plan of Distribution” on page S-23 of the accompanying prospectus supplement. Any agent will receive a commission of 3% of the principal amount of each note sold through its efforts. Each initial purchaser of notes must have an account with one of the agents.

No agent is acting as your fiduciary or advisor, and you should not rely upon any communication from any agent in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisors.

BANA, BAI, and BAS, or any of our other affiliates, may use this pricing supplement, the accompanying prospectus supplement and the prospectus in a market-making transaction for any notes after their initial sale.

NOTICES FOR CERTAIN NON-UNITED STATES INVESTORS

Argentina:    The notes have not been registered in Argentina. The Comisión Nacional de Valores of Argentina has not approved the notes, the offering, nor any document relating to the offering of the notes, including this pricing supplement. Neither this pricing supplement nor the accompanying prospectus supplement or prospectus nor the delivery of such documents constitutes an offer to sell the notes or an invitation to receive offers to purchase the notes. No person wishing to offer or acquire the notes shall take any action that would result in the offering of the notes being deemed a public offering within the meaning of Argentine Law Nbr. 17.811. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Argentina. Argentine pension funds and insurance companies may not purchase the notes.

Brazil:    The notes have not been registered in Brazil. The Comissão de Valores Mobiliários of Brazil has not approved the notes, the offering, nor any document relating to the offering of the notes, including this pricing supplement. Neither the notes nor the offering have been registered with the Comissão de Valores Mobiliários in Brazil. Persons wishing to offer or acquire the notes within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom. No action should be taken by such persons that would result in the offering of the notes being deemed a public offering under Brazilian law. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Brazil. This offering is not being made to any Brazilian financial institution, pension fund, insurance company, or capitalization company.

Chile:    The notes have not been registered with the Superintendency of Securities and Insurance of Chile, and the notes may not be lawfully offered or sold to persons in Chile except in circumstances that do not result in an offer to the public in Chile, within the meaning of Chilean Law.

Colombia:    This pricing supplement, the accompanying prospectus supplement, the prospectus, or any other document relating to the offering of the notes are for the sole use of the prospective investor to whom such documents are delivered and cannot be used by, or passed on to, any other person or third party. Investors wishing to acquire the notes will be required to make payment for the notes outside of Colombia. A Colombian investor purchasing the notes will be deemed to know, understand, and acknowledge that such investor is solely responsible for full compliance of the Colombian regulations applicable to such investor.

Ecuador:    This pricing supplement, the accompanying prospectus supplement, the prospectus or any other document relating to the offering of the notes are for the sole use of the prospective investor to whom such documents are addressed and delivered and cannot be used by, or passed on to, any other person. The notes have not been registered in Ecuador. No person wishing to offer or acquire the notes shall take any action that would result in the offering of the notes being deemed a public offering within the meaning of the Ecuadorian Securities Market Act. Any resale of the notes must be made in a manner that will not constitute a public offering in Ecuador. An Ecuadorian investor purchasing the notes will be deemed to know, understand, and acknowledge that such investor is solely responsible for compliance with the Ecuadorian regulations applicable to such investor.

El Salvador:    This pricing supplement, the accompanying prospectus supplement, the prospectus, or any other document relating to the offering of the notes are for the sole use of the prospective investor to whom such documents are addressed and delivered and cannot be used by, or passed on to, any other person. The notes have not been registered in El Salvador. No person wishing to offer or acquire the notes shall take any action that would result in the offering of the notes being deemed a public offering within the meaning of the Salvadorian Stock Market Law. Any resale of the notes must be made in a manner that will not constitute a public offering in El Salvador. A Salvadorian investor purchasing the notes will be deemed to know, understand, and acknowledge that such investor is solely responsible for full compliance with the Salvadorian regulations applicable to such investor.

Hong Kong:    The notes may not be offered or sold in Hong Kong by means of any document other than in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32).

Unless a person is permitted to do so under the securities laws of Hong Kong, such person may not issue or have in his or her possession for the purposes of issue, and will not issue, or have in his or her possession for the purposes of issue, any advertisement, invitation, or document relating to the notes other than with respect to notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.

Mexico:    The notes have not been registered under the Mexican Securities Market Law or recorded in the Mexican National Securities Registry. No action may be taken in Mexico that would render the offering of the notes a public offering in Mexico. No Mexican regulatory authority has approved or disapproved of the notes or passed on our solvency.

Saudi Arabia:    This pricing supplement, the accompanying prospectus supplement, the prospectus, and any other document relating to the notes may be delivered to a person who is a resident of the Kingdom of Saudi Arabia only if such person has requested such documents. None of this pricing supplement, the accompanying prospectus supplement, the prospectus, or the notes have been approved, disapproved, or passed on in any way by the Saudi Arabian Monetary Agency or the Saudi Arabian Ministry of Commerce and Industry. Neither the issuer, nor any of the selling agents, has received authorization to market the notes within the Kingdom of Saudi Arabia. Neither the issuer, nor any of the selling agents, is licensed to provide investment management services in the Kingdom of Saudi Arabia. None of this pricing supplement, the accompanying prospectus supplement, the prospectus, or any other document relating to the notes, constitutes an offer to sell, or a solicitation of offers to purchase, the notes under laws and regulations applicable in the Kingdom of Saudi Arabia.

Singapore:    None of this pricing supplement, the accompanying prospectus supplement, the prospectus, or any other document relating to the notes has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement, the accompanying prospectus supplement and prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale, or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Taiwan:    The notes may not be sold or publicly offered in Taiwan.

United Arab Emirates:    The information contained in this pricing supplement, the accompanying prospectus supplement, and the prospectus does not constitute a public offer of the notes in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984, as amended) or otherwise and is intended to be provided only to persons who are institutional or otherwise sophisticated investors. Further, the information contained in this pricing supplement, the accompanying prospectus supplement, and the prospectus is not intended to lead to the conclusion of any contract within the United Arab Emirates.

Venezuela:    The notes have not been registered with the Comisión Nacional de Valores of Venezuela and are not being publicly offered in Venezuela. No document relating to the offering of the notes, including this pricing supplement, shall be deemed to constitute an offer of securities or an offer or the rendering of any investment advice or securities brokerage services in Venezuela. Investors wishing to acquire the notes may use only funds located outside of Venezuela.

UNITED STATES FEDERAL INCOME TAX SUMMARY

The following summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the notes is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with initial purchasers of the notes who hold notes as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, persons holding notes as a hedge, a position in a “straddle” or as part of a “conversion” transaction for tax purposes, or persons who are required to mark-to-market for tax purposes. The discussion assumes that the notes constitute true indebtedness of the issuer for United States federal income tax purposes. If the notes did not constitute true indebtedness of the issuer, the tax consequences described below would be materially different. You must consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of the notes arising under the laws of any other jurisdiction.

As used herein, the term “United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) an entity which is a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is subject to United States federal income tax regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (5) any other person whose income or gain in respect of the notes is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

United States Holders – Income Tax Considerations

Interest and Original Issue Discount

The amount payable on the notes at maturity will depend on the performance of the S&P 500® Index. Accordingly, the notes will be treated as “contingent payment debt instruments” for United States federal income tax purposes subject to taxation under the “noncontingent bond method.” As a result, the notes generally will be subject to the OID provisions of the Code and the Treasury regulations issued thereunder. Pursuant to such Treasury regulations, a United States Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” as described below, established by us for determining interest accruals and adjustments in respect of a note. A United States Holder which does not use the “comparable yield” and/or follow the “projected payment schedule” to calculate its OID and interest income on a note must timely disclose and justify the use of other estimates to the Internal Revenue Service, or “IRS.”

A “comparable yield” with respect to a contingent payment debt instrument generally is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the contingent payment debt instrument (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt instrument). For example, if a hedge is available, the comparable yield is the yield on the synthetic fixed rate debt instrument that would result if the hedge is integrated with the contingent payment debt instrument. If a hedge is not available, but our similar fixed rate debt instruments trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread.

A “projected payment schedule” with respect to a contingent payment debt instrument is generally a series of expected payments the amount and timing of which would produce a yield to maturity on such debt instrument equal to the comparable yield. The “comparable yield” and the “projected payment schedule” may be obtained by contacting Bank of America Corporation, Corporate Treasury Division, NC1-007-23-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Telephone (704) 386-5972. Investors should be aware that this information is not calculated or provided for any purposes other than the determination of a United States Holder’s interest accruals and adjustments in respect of the notes. We make no representations regarding the actual amounts of payments on the notes.

Based on the comparable yield and the issue price of the notes, a United States Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the note for each day in the taxable year on which the holder held the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the note, as set forth below. The daily portions of interest in respect of a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on a note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note at the beginning of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price and for any accrual period thereafter will be (1) the sum of the issue price of such note and any interest previously accrued thereon by a holder (disregarding any positive or negative adjustments) minus (2) the amount of any projected payments on the note for previous accrual periods. The issue price of each note in an issue of notes is the first price at which a substantial amount of such notes has been sold (including any premium paid for such notes and ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). Because of the application of the OID rules, a United States Holder of a note likely will be required to include interest income or OID in excess of actual cash payments received for certain taxable years.

A United States Holder will be required to recognize interest income equal to the amount of any positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a note for a taxable year. A negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a note for a taxable year (i) will first reduce the amount of interest in respect of the note that a United States Holder would otherwise be required to include in income in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess as does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the United States Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange, or retirement of the note. Where a United States Holder purchases a note at a price other than the issue price thereof, the difference between the purchase price and the issue price generally will be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments with respect to the note.

If a contingent payment becomes fixed more than six months prior to maturity, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. A similar adjustment may be appropriate in certain circumstances in respect of the notes. For example, it may be possible to determine, based on the decline of the S&P 500® Index in one or more Reference Periods, that the Supplemental Redemption Amount will be zero, regardless of whether the S&P 500® Index increases in subsequent Reference Periods. In such a case, assuming more than six months remain prior to maturity, a negative adjustment would be made to reflect the difference between the present value of the principal amount of the notes and the present value of the projected amounts. Moreover, on any Reset Date it may be possible to determine that the amount payable at maturity will be less than the projected payment amount, even though the amount payable on the notes will not become fixed prior to the last Reset Date. In that circumstance, the IRS may deem it appropriate to adjust (using the methodology described above or another methodology) the amount of interest income a United States Holder would be required to recognize in a particular taxable year in respect of a note. However, until such time as the IRS sets forth rules dealing with that situation, we do not intend to make any such adjustments.

Sale, Exchange, or Retirement

Upon a sale, exchange, or retirement of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and such holder’s tax basis in the note. A United States Holder’s tax basis in a note generally will equal the cost thereof, increased by the amount of interest income previously accrued by the holder in respect of the note (disregarding any positive or negative adjustments). A United States Holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss (depending upon the United States Holder’s holding period for the note). The deductibility of capital losses by a United States Holder is subject to limitations.

United States Holders – Backup Withholding and Reporting

Generally, payments of principal and interest, and the accrual of OID, with respect to the notes will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to the holder of the notes and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Backup withholding will be imposed at a rate of 28%.

Payments of principal and interest, and the accrual of OID, with respect to notes held by a United States Holder, other than certain exempt recipients such as corporations, and proceeds from the sale of notes through the United States office of a broker will be subject to backup withholding unless such United States Holder supplies us with a taxpayer identification number and certifies that its taxpayer identification number is correct or otherwise establishes an exemption. In addition, backup withholding will be imposed on any payment of principal and interest, and the accrual of OID, with respect to a note held by a United States Holder that is informed by the United States Secretary of the Treasury that it has not reported all dividend and interest income required to be shown on its federal income tax return or that fails to certify that it has not underreported its interest and dividend income.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on your behalf will not be subject to information reporting or backup withholding. If, however, such nominee, custodian, agent, or broker is, for United States federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a United States branch of a foreign bank insurance company such payments will be subject to information reporting, unless (a) such custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

A United States Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. In addition, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s United States federal income tax liability provided certain required information is furnished to the IRS.

Recently promulgated Treasury regulations require taxpayers that participate in “reportable transactions” to disclose such participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such a transaction are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Although we do not believe that the issuance of the notes constitutes a “reportable transaction” as defined in the regulations, whether an investment in the notes constitutes a “reportable transaction” for any investor depends on such investor’s particular circumstances.

Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the notes and should be aware that should we (or other participants in the transaction) determine that the investor list maintenance requirement applies to this transaction, we (or they) would comply with such requirement.

Non-United States Holders – Income Tax Considerations

Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, any gain realized on the sale, exchange, or retirement of a note, or the payment by us, or any paying agent, of principal or interest, including OID, on a note owned by a Non-United States Holder is not subject to United States federal income or withholding tax provided that:

1.	such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

2.	such holder is not a controlled foreign corporation that is related to us through stock ownership;

3.	such holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

4.	the payment is not effectively connected with the conduct of a trade or business in the United States; and

5.	either (A) such holder provides us (or any paying agent) with a statement which sets forth its address, and certifies, under penalties of perjury, that it is not a United States person, citizen, or resident (which certification may be made on an IRS Form W-8BEN (or successor form)) or (B) a financial institution holding the note on behalf of such holder certifies, under penalties of perjury (which certification may be made on an IRS Form W-8IMY (or successor form)), that it has or will provide us (or the paying agent) with a withholding statement.

Payments to Non-United States Holders not meeting the requirements set forth above are subject to withholding at a rate of 30% unless (a) such holder is engaged in a trade or business in the United States and such holder provides us with a properly executed IRS Form W-8ECI (or successor form) certifying that the payments are effectively connected with the conduct of a trade or business in the United States, or (b) such holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of a tax treaty. To claim benefits under an income tax treaty, a Non-United States Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article.

Non-United States Holders – Backup Withholding and Reporting

Payments of principal and interest, and the accrual of OID, with respect to the notes and proceeds from the sale of notes held by a Non-United States Holder will not be subject to information reporting and backup withholding so long as such holder has certified that it is not a United States person and we do not have actual knowledge that such certification is false (or you otherwise establish an exemption). However, if a Non-United States Holder has not certified that it is not United States person or we have actual knowledge that such certification is false (and it has not otherwise established an exemption) such holder will be subject to backup withholding and information reporting in the manner described above in “United States Holders – Backup Withholding and Reporting.”

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) proposing to invest in the notes should consider this section carefully.

A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should also consider whether the investment is in accordance with the documents and instruments governing the plan.

In addition, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have certain specified relationships of the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA plan, then the investment in notes by the ERISA plan may give rise to a prohibited transaction. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person with respect to an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person with respect to that ERISA plan.

If an ERISA plan engages in a prohibited transaction, the transaction may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring notes on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan is deemed to have represented that the purchase and holding of the notes will not result in a prohibited transaction under ERISA or the Code.

If you are the fiduciary of a pension plan or other ERISA plan, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan, you should consult your own legal counsel for further guidance.

LEGAL OPINIONS

The legality of the notes will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the agents by Morrison & Foerster LLP, New York, New York. As of the date of this pricing supplement, certain members of Helms Mulliss & Wicker, PLLC, beneficially owned less than one-tenth of 1% of our outstanding shares of common stock.

$5,000,000,000

Medium-Term Notes, Series J

We may offer to sell our Bank of America Corporation Medium-Term Notes, Series J, from time to time. Specific terms of the notes will be determined before each sale and will be described in a separate pricing supplement. Terms may include:

•	Priority: senior or subordinated

•	Interest rate: fixed, floating, or indexed

•	Floating rates based on one or more of the following rates:

¡  Federal funds rate

¡  LIBOR

¡  Prime rate

¡  Treasury rate

¡  Any other rate specified by us

•	Maturity: nine months or more

•	Indexed notes: principal or interest payments linked to the price or performance, either directly or indirectly, of one or more securities, currencies, commodities, interest rates, stock indices, or other indices or formulae

•	Payments in U.S. dollars or any other consideration

	Per Note	Total
Public Offering Price	100%	$5,000,000,000
Agent’s Discounts and Commissions	.125% – .750%	$6,250,000 – $37,500,000

Proceeds (Before Expenses)	99.875% – 99.250%	$4,993,750,000 – $4,962,500,000

We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and accompanying prospectus in the initial sale of any note. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus supplement and accompanying prospectus in a market-making transaction in any note after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the pricing supplement, we do not intend to list the notes on any securities exchange.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Potential purchasers of the notes should consider the information set forth in the “Risk Factors” section beginning on page S-3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Lehman Brothers

Merrill Lynch & Co.

Salomon Smith Barney

Prospectus Supplement to Prospectus dated August 20, 2002

August 20, 2002

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

The notes have been registered on a registration statement on Form S-3 with the Securities and Exchange Commission under Registration No. 333-97197.

We intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement to offer the notes from time to time. You should read each of these documents before investing in the notes.

This prospectus supplement provides you with certain terms of the notes and supplements the description of the debt securities contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will supersede the information in the prospectus.

Each time we issue notes, we will prepare a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. A pricing supplement can be quite detailed and always should be read carefully. We have the flexibility to set or negotiate the terms for each issuance. The terms of some notes, such as indexed notes, may be quite complex. Indexed notes are notes for which the payment of principal or interest is determined by reference to the price or performance, either directly or indirectly, of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae. The terms of the notes may differ from the terms described in this prospectus supplement. Any information in the pricing supplement that is inconsistent with this prospectus supplement and accompanying prospectus will supersede the information in this prospectus supplement and accompanying prospectus.

Any term that is used, but not defined, in this prospectus supplement shall have the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are not knowledgeable about the significant features of the notes or financial matters in general.

Risks of Indexed Notes

If you invest in indexed notes, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include the possibility that the particular index or indices may be subject to fluctuations and the possibility that you will receive a lower, or no, amount of principal, premium, or interest and at different times than you expected. In addition, if a formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or indices will be magnified. In recent years, interest rates and indices have been volatile and such volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of or payments made on the notes.

•  Principal Amount. The principal amount of an indexed note may or may not be “principal  protected.” This means that under the terms of your note, the principal amount you will receive at maturity may be less than the original purchase price. In fact, it is possible that no principal will be paid at all.

•  Interest Payments. If the interest rate of an indexed note is indexed (whether or not the principal amount is indexed), then you may receive interest payments that are less than what you would have received had you purchased a conventional debt security at the same time and with the same maturity date. It also is possible that no interest will be paid at all.

•  Multiplier or Leverage Factor. Indexed notes that we may offer may have interest and principal payments that increase or decrease at a rate that is greater than the rate of a favorable or unfavorable movement in the indexed item, which is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid at all.

•  Early Payment. The terms of an indexed note may allow or require that a note be paid prior to its  scheduled maturity date. That early payment could result in a reduction in your anticipated return on your investment.

•  Tax Consequences. You should consider the tax consequences of investing in indexed notes. Unless otherwise stated in the pricing supplement, you should assume that there is no statutory, judicial, or administrative authority that directly addresses the characterization of the indexed notes or similar instruments for United States federal or other income tax purposes. As a result, the income tax consequences of an investment in indexed notes are not certain. We will not request a ruling from the Internal Revenue Service, or the “IRS,” for any of the notes and we cannot assure you that the IRS will agree with our conclusions in this prospectus supplement or in the pricing supplement.

Factors Affecting the Trading Value of the Notes

The trading market for, and trading value of, your notes may be affected by a number of factors. Often, the more specific the investment objective or strategy of the note, the more limited the trading market and the more volatile the price of that note. These factors include:

•	the complexity of the formula and volatility of the index applicable to your notes, including any dividend rates or yields of other securities or financial instruments applicable to your notes;

•	the method of calculating the principal, premium, if any, and interest on your notes;

•	the time remaining to maturity of your notes;

•	the aggregate amount of notes outstanding related to your notes;

•	any redemption features of your notes;

•	the amount of other debt securities linked to the index or formula applicable to your notes; and

•	the level, direction, and volatility of market interest rates generally.

In addition, the following factors may also affect trading in your notes:

•  Our Hedging Activities. At any time, we or our affiliates may engage in hedging activity related to the notes or to a component of the index or formula applicable to your notes, which may increase or decrease the value of your notes. In addition, we or our affiliates may acquire a long or short position in your notes from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of your notes. The aggregate amount and the composition of such positions are likely to vary over time and, like much market activity, cannot be predicted. We have no reason to believe that any such activity will have a material impact on your notes, either directly or indirectly, by impacting the price of a component of such index or formula; however, there can be no assurance that our activities or our affiliates’ activities will not affect such price.

•  Possible Illiquidity of the Secondary Market. We do not intend to list the notes on any securities exchange and even if the notes are listed, we cannot assure you that a trading market for your notes ever will develop or be maintained if developed. Although the agents intend under ordinary market conditions to indicate prices for the notes on request, we cannot assure you that bids will be made in the future or predict the price at which such bids will be made.

•  State Law Limits on Interest Paid. New York laws govern the Indentures and the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum permissible rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a state or federal court sitting outside of New York may give effect to

New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Risks on Redemption

If the terms of your notes permit or require redemption prior to maturity, that redemption may occur at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed.

Currency Risks

If you invest in notes that are denominated or payable in a specified currency other than the currency in which you normally conduct your business, or your home country currency, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in your home country currency. These risks include the possibility of material changes in the exchange rate between your home country currency and the specified currency of your notes and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, including economic, financial, and political events, and the supply and demand for the applicable currencies. Moreover, if payments on these type of notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or paid based upon, a currency (including a composite currency) other than your home country currency. Prior to making an investment decision, you and your advisors should consider the suitability of an investment in these notes.

•  Exchange Rates. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies should be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency will result in a decrease in the home country currency equivalent yield of your notes, in the home country currency equivalent value of the principal and any premium payable at maturity or any earlier redemption of your notes and, generally, in the home country currency equivalent market value of your notes.

•  Government Exchange Controls. From time to time, governments impose exchange controls that influence exchange rates and could limit the availability of the specified currency on an interest payment date or the maturity date of a note. It is possible that government exchange controls could restrict or prohibit our payment of principal or interest in the specified currency. Even if there are no exchange controls, it is possible that the specified currency will not be available to us to make payment of interest and principal when required.

Credit Ratings

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to the structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your notes.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Our principal assets are our shares of stock of Bank of America, N.A. and our other banking and nonbanking subsidiaries. We operate in 21 states and the District of Columbia and have offices located in 34 countries.

Business Segment Operations

We provide a diversified range of banking and nonbanking financial services and products through our various subsidiaries. We manage our operations through four business segments: (1) Consumer and Commercial Banking, (2) Asset Management, (3) Global Corporate and Investment Banking, and (4) Equity Investments. Certain operating segments have been aggregated into a single business segment. A customer-centered strategic approach is changing the way we focus on our business. In addition to traditional financial reporting, we have begun using customer segment-based financial operating information.

•	Consumer and Commercial Banking

Consumer and Commercial Banking provides a wide array of products and services to individuals, small businesses, and middle market companies through multiple delivery channels. The major components of Consumer and Commercial Banking are Banking Regions, Consumer Products, and Commercial Banking.

¡	Banking Regions

Banking Regions serves consumer households in 21 states and the District of Columbia and overseas through our network of over 4,200 banking centers, over 12,800 ATMs, telephone, and Internet channels on www.bankofamerica.com. Banking Regions provides a wide array of products and services, including deposit products such as checking, money market savings accounts, time deposits and IRAs, debit card products, and credit products such as home equity, mortgage, and personal auto loans. Banking Regions also includes small business banking providing treasury management, credit services, community investment, check card, e-commerce, and brokerage services to nearly two million small business relationships across the franchise.

¡	Consumer Products

Consumer Products provides specialized services such as the origination and servicing of residential mortgage loans, issuance and servicing of credit cards, direct banking via the telephone and the Internet, lending and investing to develop low- and moderate-income communities, student lending, and certain insurance services. Consumer Products also provides retail finance and floorplan programs to marine, RV, and auto dealerships.

¡	Commercial Banking

Commercial Banking provides commercial lending and treasury management services to middle market companies with annual revenue between $10 million and $500 million. These services are available through relationship manager teams as well as through alternative channels such as the telephone via the commercial service center and the Internet by accessing Bank of America Direct. In the first quarter of 2002, certain commercial lending businesses being liquidated were transferred from Commercial Banking to Corporate Other.

•	Asset Management

Asset Management includes the Private Bank, Banc of America Capital Management, and the Individual Investor Group. The Private Bank’s goal is to assist individuals and families in building and preserving their wealth by providing investment, fiduciary, and comprehensive credit expertise to high-net-worth clients. Banc of America Capital Management is an asset-gathering and asset management organization serving the needs of institutional clients, high-net-worth individuals, and retail customers. Banc of America Capital Management manages money and distribution channels, manufactures investment products, offers institu -

tional separate accounts and wrap programs, and provides advice to clients through asset allocation expertise and software. The Individual Investor Group, which is comprised of Private Client Services and Banc of America Investment Services, Inc., provides investment, securities, and financial planning services to affluent and high-net-worth individuals. Private Client Services focuses on high-net-worth individuals. Banc of America Investment Services, Inc. includes both the full-service network of investment professionals and an extensive on-line investor service.

One of our strategies is to focus on and grow the asset management business. Recent initiatives include new investment platforms that broaden our capabilities to maximize market opportunity for our clients. We continue to enhance the financial planning tools used to assist clients with their financial goals.

•	Global Corporate and Investment Banking

Global Corporate and Investment Banking provides a broad array of financial services such as investment banking, capital markets, trade finance, treasury management, lending, leasing, and financial advisory services to domestic and international corporations, financial institutions, and government entities. Clients are supported through offices in 34 countries in four distinct geographic regions: United States and Canada; Asia; Europe, Middle East, and Africa; and Latin America. Products and services provided include loan origination, merger and acquisition advisory services, debt and equity underwriting and trading, cash management, derivatives, foreign exchange, leasing, leveraged finance, project finance, structured finance, and trade services.

Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three components: Global Investment Banking, Global Credit Products, and Global Treasury  Services.

¡	Global Investment Banking

Global Investment Banking includes our investment banking activities and risk management products. Through a separate subsidiary, Banc of America Securities LLC, Global Investment Banking underwrites and makes markets in equity securities, high-grade and high-yield corporate debt securities, commercial paper, and mortgage-backed and asset-backed securities. Banc of America Securities LLC also provides correspondent clearing services for other securities broker/dealers and prime-brokerage services. Debt and equity securities research, loan syndications, merger and acquisition advisory services, and private placements are also provided through Banc of America Securities LLC.

In addition, Global Investment Banking provides risk management solutions for our global customer base using interest rate, equity, credit and commodity derivatives, foreign exchange, fixed income, and mortgage-related products. In support of these activities, the businesses will take positions in these products and capitalize on market-making activities. The Global Investment Banking business also takes an active role in the trading of fixed income securities in all of the regions in which Global Corporate and Investment Banking transacts business and is a primary dealer in the United States as well as in several international locations.

¡	Global Credit Products

Global Credit Products provides credit and lending services and includes the corporate industry-focused portfolio, leasing, and project finance.

¡	Global Treasury Services

Global Treasury Services provides the technology, strategies, and integrated solutions to help financial institutions, government agencies, and public and private companies manage their operations and cash flows on a local, regional, national, and global level.

•	Equity Investments

Equity Investments includes Principal Investing, which is comprised of a diversified portfolio of investments in companies at all stages of the business cycle, from start up to buyout. Investments are made on both a direct and indirect basis in the United States and overseas. Direct investing activity focuses on playing an active role in the strategic and financial direction of the portfolio company as well as providing broad business experience and access to our global resources. Indirect investments represent passive limited partnership stakes in funds managed by experienced third-party private equity investors who act as general partners. Equity Investments also includes our strategic technology and alliances investment portfolio.

•	Corporate Other

Corporate Other consists primarily of gains and losses associated with managing our balance sheet, certain consumer finance and commercial lending businesses being liquidated, and certain residential mortgages originated by the mortgage group or otherwise acquired and held for asset/liability management purposes.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Outstanding Debt

The following table sets forth our outstanding long-term debt as of June 30, 2002, and as adjusted for the issuance and maturity of certain of our long-term debt from July 1, 2002 through August 14, 2002:

	Actual	As Adjusted
	(Amounts in Millions)
Senior debt
Bank of America Corporation	$23,579	$23,558
Subsidiaries	14,867	14,864

Total senior debt	38,446	38,422

Subordinated debt
Bank of America Corporation	20,333	19,954
Subsidiaries	402	402

Total subordinated debt	20,735	20,356

Total long-term debt	$59,181	$58,778

Guaranteed Preferred Beneficial Interests in Junior Subordinated Notes	$5,530	$5,980

Total	$64,711	$64,758

Also, at June 30, 2002, we and our subsidiaries had $1.9 billion of commercial paper outstanding.

DESCRIPTION OF NOTES

The notes are a series of debt securities to be issued under the Indentures, which are exhibits to our registration statement and are contracts between us and The Bank of New York, the trustee. The trustee has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, such as sending you notices.

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939.

The following summary of the terms of the notes and the Indentures does not purport to be complete and is qualified in its entirety by reference to the actual notes and the Indentures. The following description of notes will apply to each note we offer unless we otherwise specify in the applicable pricing supplement.

General

The notes are our direct unsecured obligations. The total initial public offering price of the Senior and Subordinated Medium-Term Notes, Series J, that may be offered using this prospectus supplement is $5,000,000,000.

Our senior notes are senior debt securities that rank equally with all of our other unsecured senior indebtedness from time to time outstanding. Our subordinated notes are subordinated debt securities that are subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding.

Payment of principal of our subordinated indebtedness including any Subordinated Medium-Term Notes, Series J, may not be accelerated in the case of a default in the payment of amounts due or a default in any of our other covenants.

The Indentures do not limit the amount of debt securities that we may issue. Accordingly, we may issue debt securities from time to time in one or more series up to the aggregate initial offering price authorized for the particular series. We also may increase the size of Medium-Term Notes, Series J, without the consent of the registered holders of the notes of that series or other debt securities under the Indentures.

The Indentures also allow us to “reopen,” or later increase, the principal amount of notes of any series (or a tranche within a series, such as a medium-term note) without notice to or the consent of the holders of the notes by selling additional notes or other debt securities having the same terms as the previously issued notes (other than the date of issuance, the date interest, if any, begins to accrue, the first interest payment date (under some circumstances), and the offering price, which terms may vary) and that will form a single series with the previously issued notes. The IRS issued final regulations which address whether additional debt instruments issued in a reopening will be considered part of the same series as the previously issued debt instrument for United States federal income tax purposes. See “United States Taxation.”

The pricing supplement for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the denominations or minimum denominations, if other than $1,000 or its equivalent in other currencies;

•	whether the note is a fixed rate note, a floating rate note, or an indexed note;

•	the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	any spread or spread multiplier applicable to a floating rate note or an indexed note;

•	the method for the calculation and payment of principal and premium (if any);

•	the stated maturity;

•	if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the stated maturity date, including any repayment date, redemption commencement date, redemption price, and redemption period; and

•	any other terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

The “index maturity” is the period to maturity of the instrument with respect to which the interest rate basis is calculated. The “spread” is the number of basis points to be added to or subtracted from the related interest rate index applicable to a note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate.

Each note will be offered on a continuous basis and will mature on a Business Day nine months or more from the date of issue. A “Business Day” means any day that is not a Saturday or a Sunday, that is not a legal holiday in New York, New York or Charlotte, North Carolina, that is not a day on which banking institutions in those cities or any other place of payment with respect to the applicable note are authorized or required by law or regulation to be closed, and:

•	with respect to floating rate notes based on the London interbank offered rate, or “LIBOR,” a London Banking Day;

•	with respect to notes denominated in euro, a day on which the TransEuropean Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating; and

•	with respect to notes denominated in a specified currency other than United States dollars or euro, a day on which banking institutions are generally authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the specified currency.

A “London Banking Day” is any day on which commercial banks are open for business (including dealings in LIBOR currency) in London, England.

The “Principal Financial Center” is:

•	the capital city of the country issuing the specified currency, except with respect to United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively, or

•	the capital city of the country in which the LIBOR currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

The notes are not subject to any sinking fund, which means we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Book-Entry System

We will issue each note in book-entry only form. This means that we will not issue actual notes or certificates to each holder. Instead, the notes will be in the form of a global note held in the name of The Depository Trust Company, which is known as “DTC.” In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or an individual account with such an institution.

Notes will not be issued in certificated form unless:

•	DTC notifies us that it is unwilling or unable to continue as depository or it otherwise ceases to be a qualified clearing agency and we do not appoint a successor depository; or

•	we make a decision to permit notes to be issued in certificated form and notify the trustee of that decision.

No service charge will be made for any registration of transfer or exchange of notes issued in certificated form, but we may require payment of a sum sufficient to cover any related tax or other governmental charges.

Paying Agent, Security Registrar, Transfer Agent, and Calculation Agent

Until the notes are paid, we will maintain a paying agent, security registrar, transfer agent, and calculation agent for the notes. Initially, the trustee will serve in each of these capacities.

Payment of Principal and Interest

Unless otherwise stated in the pricing supplement, we will pay any principal, premium, and interest on notes in book-entry form in accordance with the arrangements then in place between the paying agent, DTC, and its nominee, as holder. Unless otherwise stated in the pricing supplement,we will pay any interest on notes in certificated form on each interest date other than the maturity date by check mailed to the holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the pricing supplement, we will pay any principal, premium, and interest payable at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the applicable trustee or paying agent.

Types of Notes

We may issue the following types of notes:

•	Fixed Rate Notes. This type of note will bear interest at a fixed rate described in the applicable pricing supplement. This type of note includes zero coupon notes, which bear no interest and are issued at a price lower than the principal amount, and amortizing notes, which combine principal and interest payments in installment payments over the life of the note.

•	Floating Rate Notes. This type of note will bear interest at rates that are determined by reference to an interest rate formula or formulas described in the applicable pricing supplement. In some cases, the rates also may be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate of interest. The various interest rates are described below under the section “Interest Rates—Floating Rate Notes.”

•	Indexed Notes. This type of note provides that the principal amount payable at maturity, or the amount of interest payable on the interest payment dates, will be determined by reference to the price or performance, either directly or indirectly, of one or more:

¡	securities;

¡	currencies or composite currencies;

¡	commodities;

¡	interest rates;

¡	stock indices; or

¡	other indices or formulae.

Unless otherwise specified in a pricing supplement, notes will be issued in minimum denominations of $1,000 or its equivalent in other currencies.

INTEREST RATES

Notes may bear interest, if at all, under one or more of the following interest rates.

Fixed Rate Notes

Unless otherwise specified in the pricing supplement, fixed rate notes will bear one or more designated rates of interest payable semi-annually in arrears. Interest payments, if any, on fixed rate notes will be made on the interest payment dates specified in the pricing supplement. Interest on fixed rate notes is computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or any interest payment date for any fixed rate note is not a Business Day, principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from and after the maturity date or interest payment date.

     Zero Coupon Notes

We may issue zero coupon notes, which are fixed rate notes that do not bear interest and are sold at a discount from their principal amount. See “Original Issue Discount Notes” below for more information about zero coupon and other original issue discount notes.

     Amortizing Notes

We may issue amortizing notes, which are fixed rate notes for which combined principal and interest payments are made in installments over the life of the notes. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. The pricing supplement for an amortizing note will include a table setting forth repayment information.

Floating Rate Notes

Each floating rate note will have an interest rate basis or formula, which may be based on:

•	the federal funds rate;

•	LIBOR;

•	the prime rate;

•	the treasury rate; or

•	another interest rate basis or formula selected by us.

A description of each of these interest rate bases is included in this prospectus supplement beginning on page S-14.

Upon the request of the beneficial holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date for that floating rate note.

Interest Reset Dates. The interest rates on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. The period between interest reset dates is called the interest reset period. Unless otherwise specified in the pricing supplement, the interest reset dates will be, in the case of floating rate notes which reset:

•	daily — each Business Day;

•	weekly (for treasury rate notes) — the Tuesday of each week;

•	weekly (for notes other than treasury rate notes) — the Wednesday of each week;

•	monthly — the third Wednesday of each month;

•	quarterly — the third Wednesday of March, June, September, and December of each year;

•	semi-annually — the third Wednesday of each of the two months specified in the applicable pricing supplement; and

•	annually — the third Wednesday of the month of each year specified in the applicable pricing supplement;

provided, however, that, the rate of interest on floating rate/fixed rate notes will not reset after the particular fixed rate commencement date.

The pricing supplement will describe the initial interest rate or interest rate formula for each floating rate note. That rate is effective until the first interest reset date. After that time, the interest rate will be the rate determined on each interest determination date (as defined below). Each time a new interest rate is determined, it becomes effective on the next interest reset date. However, no change will be made to the interest rate during the 10 days before the maturity date.

If any interest reset date for any floating rate note does not fall on a Business Day, that particular interest reset date will be postponed to the next succeeding Business Day, except that in the case of a floating rate note for which LIBOR is an applicable interest rate basis and for which that Business Day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the treasury rate is an applicable interest rate basis, if the interest determination date falls on an interest reset date, the particular interest reset date will be postponed until the next succeeding Business Day.

Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by reference to the applicable interest rate basis as of a particular date called the interest determination date. Unless otherwise specified in the pricing supplement, the interest determination date will be:

•	with respect to the federal funds rate and the prime rate — the Business Day immediately preceding the related interest reset date;

•	with respect to LIBOR — the second London Banking Day preceding the related interest reset date;

•	with respect to the treasury rate — the day of the week in which the related interest reset date falls, on which treasury bills are normally auctioned (i.e., treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, or the preceding Friday); provided, however, that if a normal auction is held on the Friday of the week preceding the related interest reset date, the interest determination date will be the preceding Friday; and

•	with respect to an indexed note, the interest rate of which is determined by reference to two or more interest rate bases — the latest Business Day that is at least two Business Days before the related interest reset date for the applicable indexed note on which each interest rate basis is determined.

Interest Payments. Unless otherwise specified in the pricing supplement, the interest payment dates will be, in the case of floating rate notes which reset:

•	daily, weekly, or monthly — the third Wednesday of each month or the third Wednesday of March, June, September, and December of each year, as specified in the pricing supplement;

•	quarterly — the third Wednesday of March, June, September, and December of each year;

•	semi-annually — the third Wednesday of the two months of each year specified in the pricing supplement;

•	annually — the third Wednesday of the month of each year specified in the pricing supplement; and

•	at maturity, redemption, or repurchase.

Each interest payment on a note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the interest payment date or the maturity date, as the case may be.

A “regular record date” is the date on which a note must be held by the holder in order to receive an interest payment on the next interest payment date. The regular record date for any interest payment date is 15 calendar days prior to that interest payment date.

Interest on a note will be payable beginning on the first interest payment date after its original issue date to holders of record on the corresponding regular record date. If interest is payable on a day which is not a Business Day, payment will be postponed to the next Business Day and no additional interest will accrue in respect of the payment made on that next succeeding Business Day. However, for floating rate notes based on LIBOR, if the next Business Day is in the next calendar month, interest will be paid on the preceding Business Day. If the maturity date of any floating rate note is not a Business Day, principal, premium, if any, and interest for that note will be paid on the next Business Day, and no interest will accrue from and after the maturity date.

Accrued interest on a floating rate note is calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of a floating rate note based on the treasury rate, or (2) 360, in the case of all other floating rate notes.

All percentages resulting from any calculation on floating rate notes are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

Federal Funds Rate Notes. Floating rate notes based on the federal funds rate will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in the pricing supplement.

The “federal funds rate” for any interest determination date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Federal Funds (Effective)” and/or displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) (“Telerate Page 120”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or such other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•

If the alternate rate described above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of federal funds transactions in New York City, selected by the calculation agent, as of 9:00 A.M., New York City time, on that interest determination date.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

LIBOR Notes. Floating rate notes based on LIBOR will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the pricing supplement. The applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the pricing supplement.

On each interest determination date, the calculation agent will determine LIBOR as  follows:

•	If “LIBOR Telerate” is specified in the pricing supplement, LIBOR will be the rate for deposits in the LIBOR currency having the index maturity described in the pricing supplement on the applicable interest determination date, as such rate appears on the designated LIBOR page as of 11:00 A.M., London time, on that interest determination date.

•	If “LIBOR Reuters” is described in the pricing supplement, LIBOR will be the average of the offered rates for deposits in the LIBOR currency having the index maturity described in the pricing supplement on the applicable interest determination date, as such rates appear on the designated LIBOR page as of 11:00 A.M., London time, on that interest determination date, if at least two such offered rates appear on the designated LIBOR page.

If the pricing supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR rate will be LIBOR Telerate. In addition, if the designated LIBOR page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

On any interest determination date on which fewer than the required number of applicable rates appear or no rate appears on the applicable designated LIBOR page, the calculation agent will determine LIBOR as follows:

•	LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR currency having the index maturity described in the pricing supplement on the interest determination date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the interest determination date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for that interest determination date will be the average of those quotations.

•	If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the Principal Financial Center selected by the calculation agent at approximately 11:00 A.M. in the Principal Financial Center, on the interest determination date for loans to leading European banks in the LIBOR currency having the index maturity designated in the pricing supplement on the interest determination date and in a principal amount that is representative for a single transaction in that market at that time. The calculation agent will select the three banks referred to above.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the interest determination date.

Prime Rate Notes. Floating rate notes based on the prime rate will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in the pricing supplement.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) by 9:00 A.M., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the rate described above does not appear in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate based on the rates as they appear on the Reuters screen US PRIME 1. If at least one rate, but fewer than four rates appear on the Reuters screen US PRIME 1 on the interest determination date, then the prime rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the interest determination date by four major money center banks in New York City selected by the calculation agent.

•	If fewer than two rates appear on the Reuters screen as US PRIME 1, then the prime rate will be the average of the prime rates furnished in New York City by the appropriate number of substitute banks or trust companies (each organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent on the interest determination date.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes. Floating rate notes based on the treasury rate will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in the pricing supplement.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the pricing supplement, as published in H.15(519) by 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “U.S. Government Securities—Treasury bills—auction average (investment)” and/or displayed on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) (“Telerate Page 56”) or page 57 (or any other page as may replace that page on that service) (“Telerate Page 57”).

The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, or displayed on Telerate Page 56 or Telerate Page 57 on the calculation date, the treasury rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury on the calculation date.

•	If the results of the most recent auction of Treasury bills having the index maturity described in the pricing supplement are not published or announced as described above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the interest determination date, then the calculation agent will determine the treasury rate to be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the interest determination date of three leading primary United States government securities dealers, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the index maturity described in the pricing supplement.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the treasury rate will remain the treasury rate then in effect on that interest determination date.

Indexed Notes

We may issue notes for which the rate of return is not an interest rate, such as a fixed rate of interest or the prime rate. Instead, the rate of return, including interest or principal payments for these types of notes, which we call “indexed notes,” is determined by reference to the price or performance, either directly or indirectly, of one or more:

•	securities;

•	currencies or composite currencies;

•	commodities;

•	interest rates;

•	stock indices; or

•	other indices or formulae.

Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the United States dollar versus the Japanese Yen, or a widely published commodity index. The formula for calculating the amounts of interest or principal payments, as well as the indexed item that will be used, will be included in the pricing supplement.

The following are examples of types of indexed notes:

•	Notes with a maturity of seven years that pay zero interest, but provide a principal payment at maturity equal to the face amount of the notes plus an additional amount equal to (a) the face amount (or a specified portion of the face amount) multiplied by (b) the percentage that the indexed item has increased during the term of the notes.

•	Notes with a maturity of five years and a face amount equal to the price of the common stock of a publicly traded corporation on the issuance date. You will receive a stated fixed rate of interest that will be significantly higher than the dividend yield of that corporation’s common stock as of the date of issuance of the notes. At maturity, you will receive a principal amount equal to the price of the common stock as of five business days prior to the maturity date. That principal amount may be higher or lower than the face amount of the notes. However, no matter how high the price of the common stock has risen, the principal amount that you receive on the maturity date may or may not be limited to the face amount of the notes.

•	Notes with a maturity of five years that pay a rate of interest that is 0.40% per year greater than the interest rate that you would earn if at the same time you had purchased conventional notes issued by us with the same maturity. In addition, the principal payment at maturity will be equal to the face amount only if there is no default on any of four investment grade, publicly-traded corporate bonds (each with a different issuer) that will be specified in the pricing supplement.

If you purchase an indexed note, you may receive a principal amount at maturity that is less than the note’s face amount, and interest at a rate that is less than the interest rate that you would have earned if you instead had purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the indexed note and the level of the specified indexed item throughout the term of the indexed note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the pricing supplement. Also, the pricing supplement may include additional risk factors unique to the indexed note, certain historical information for the specified indexed item, and certain additional United States federal tax considerations.

Original Issue Discount Notes

We may issue original issue discount notes (including zero coupon notes) (“OID Notes”) which are fixed rate, floating rate, or indexed notes issued at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity. OID Notes may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption. Upon an acceleration of the maturity of an OID Note, the amount payable is determined in accordance with the terms of the note as described in the pricing supplement. That amount is normally less than the amount payable at the maturity date. Additional information on OID Notes can be found in the section entitled, “United States Taxation-United States Holders-Original Issue Discount.”

Renewable Notes

We may issue renewable notes, which are notes that will automatically renew at their maturity date unless the holder of the renewable note elects to terminate the automatic extension feature by giving notice in the manner described in the pricing supplement.

The holder of a renewable note may terminate the automatic extension for less than all of their renewable notes only if the terms of the note specifically permit partial termination. An election to terminate the automatic extension of any portion of the renewable note is not revocable and will be binding on the holder of the note. If the holder elects to terminate the automatic extension of the maturity of the note, the holder will become entitled to the principal and interest accrued up to the renewal date. The pricing supplement will identify a final maturity date beyond which the maturity date cannot be renewed.

If a note is represented by a global note, DTC or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that DTC or its nominee will timely exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other DTC participant through which it holds an interest in the note to notify DTC of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Notes

We may issue extendible notes, which are notes for which the stated maturity date may be extended at our option for one or more whole year periods, up to but not beyond a final maturity date described in the pricing supplement. The terms of and any additional considerations relating to extendible notes will be set forth in the pricing supplement.

Warrants and Units

We may issue notes paired with warrants or with units (which may consist of a combination of notes, other debt securities, and warrants). A description of the warrants and units to be issued with notes will be included in the pricing supplement.

Redemption

The pricing supplement will indicate whether we may redeem the notes prior to their stated maturity date. If we may redeem the notes prior to their stated maturity date, the pricing supplement will describe the redemption price and method for redemption.

Repayment

The pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity date. If the notes may be repaid prior to maturity, the pricing supplement will indicate the cost to repay the notes and the procedure for repayment.

Repurchase

We may at any time purchase notes at any price or prices in the open market or otherwise. If we purchase notes in this manner, we have the discretion to either hold, resell, or surrender the notes to the applicable trustee for cancellation.

UNITED STATES TAXATION

The following is a summary of the principal United States federal income tax consequences relating to your purchase, ownership, and sale of notes. It is based upon the relevant laws and rules which are now in effect and as they are currently interpreted. However, these laws and rules may be changed at any time. This discussion does not deal with the federal tax consequences applicable to all categories of investors. In particular, the discussion does not deal with those of you who may be in special tax situations, such as dealers in securities, insurance companies, financial institutions, or tax-exempt entities. It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the notes or to you as a holder of the notes. This summary also may not apply to all forms of notes that we may issue. If the tax consequences associated with a particular form of note are different than those described below, they will be discussed in the pricing supplement relating to that note.

The federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor for the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

This discussion is divided into three sections. The section entitled “United States Holders,” applies to you only if you are a “United States person.” If you are a United States person, you should read the section entitled “United States Holders.” If you are not a United States person, you should read the section captioned “Non-United States Holders.” All of you should read the section entitled “Backup Withholding and Information Reporting.”

United States Holders

Payment of Interest

Interest on a note generally is taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. However, special rules apply to a note that is issued with “Original Issue Discount.” These special rules are described below in the subsection entitled “Original Issue Discount—General.”

Purchase, Sale, and Retirement of Notes

Upon the sale, exchange, retirement, or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize from the disposition and your tax basis in the note. Your tax basis in a note initially is your cost for the note. This amount is increased by any “original issue discount” or “market discount” previously included by you in income with respect to the note and is decreased by the amount of any “bond premium” you previously amortized and the amount of any payment (other than a payment of “qualified stated interest”) you have received in respect of the note.

Except as discussed below with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. Net long-term capital gain recognized by an individual United States Holder generally will be subject to tax at a maximum rate of 20%. The ability of United States Holders to offset capital losses against ordinary income is limited. The terms “market discount,” “bond premium,” “original issue discount,” and “qualified stated interest” are defined below.

If a note provides for contingent payments (as in the case of certain indexed notes), special rules may apply to the treatment of the note. Under those rules, any gain you realize when you sell or dispose of a note will be ordinary income if the contingencies relating to the payments are unresolved at the time of dis -

position and some or all of any loss may be ordinary. Different rules also may apply to the calculation of your tax basis for the note. If a note will provide for contingent payments, these rules will be discussed in greater detail in the pricing supplement.

Original Issue Discount

Some of your notes may be issued with original issue discount (“OID”). For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price” if that excess equal or exceeds ¼ of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of installment obligations (the “OID de minimis amount”). The “stated redemption price at maturity” of a note is the sum of all payments required to be made on the note other than “qualified stated interest” payments. The “issue price” of a note is generally the first offering price to the public at which a substantial amount of the debt instrument is sold. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain conditions in connection with the special rules relating to floating rate notes, at a variable rate. If a note bears interest during any accrual period at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), and if the greater of either the reduction in interest on that note or the excess of the stated principal amount over its issue price exceeds the OID de minimis amount, then some or all of the stated interest will not be qualified stated interest.

You are required to include qualified stated interest payments in income as interest when you accrue or receive those payments (in accordance with your accounting method for tax purposes). If you hold a note with OID with a maturity of more than one year, you may be required to include OID in income before you receive the associated cash payment, regardless of your accounting method for tax purposes. If you are an initial purchaser of an OID Note, the amount of the OID you should include in income is the sum of the daily accruals of the OID for the note for each day during the taxable year (or portion of the taxable year) in which you held the OID Note. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the “adjusted issue price” of the OID Note at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) and (2) the amount of any qualified stated interest allocable to the accrual period. The “adjusted issue price” of an OID Note at the beginning of any accrual period is the sum of the issue price of the OID Note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If you are not an initial purchaser of an OID Note and you purchase an OID Note for greater than its adjusted issue price as the purchase date and less than or equal to the sum of all amounts payable on the OID Note after the purchase date other than payments of qualified stated interest, you will have purchased the OID Note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which you must include in your gross income for the note for any taxable year (or any portion of a taxable year in which you hold the note) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on a note by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

Short-Term Notes

The rules described above will also generally apply to OID Notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

First, the OID rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having OID. Thus, all short-term notes will be OID Notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you generally will not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange, or retirement of the note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue OID on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include OID on a short-term note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. OID Notes purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an OID Note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule de -

scribed above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Renewal Notes, Floating Rate Notes, Extendible Notes, Foreign Currency Notes, and Indexed Notes

Special United States federal income tax rules for renewable notes, floating rate notes, extendible notes, foreign currency notes, or indexed notes will be discussed in the applicable pricing supplement.

Reopenings

The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Non-United States Holders

This section discusses the principal United States tax consequences applicable to Non-United States Holders of purchasing, owning and selling notes.

Principal (and premium, if any) and interest payments, including any OID, that you receive from us or our agent generally will not be subject to United States federal withholding tax. However, interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if (1) you actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) you are a controlled foreign corporation for United States tax purposes that is related to us (directly or indirectly) through stock ownership, (3) you are a bank extending credit pursuant to a loan agreement in the ordinary course of your trade or business, or (4) either (A) you do not certify to us or our agent, under penalties of perjury, that you are a Non-United States person and provide your name and address, or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the note does not certify to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from you certifying that you are a Non-United States person and furnishes us with a copy of the statement.

If you are in a trade or business in the United States and interest, including any OID, on the note is effectively connected with the conduct of your trade or business, you may be subject to United States federal income tax on that interest and any OID in the same manner as if you were a United States person. You should read the material under the heading “United States Holders,” for a description of the United States tax consequences of purchasing, owning, and selling notes. If you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments. Instead of the certification described in the preceding paragraph, if you have effectively connected interest income you must provide the payer with a properly executed IRS Form W-8ECI to claim an exemption from United States federal withholding tax.

You will not be subject to United States federal income tax or withholding taxes on any capital gain or market discount you realize upon retirement or disposition of a note if (1) the gain is not effectively connected with a United States trade or business carried on by you, and (2) you are an individual, and you are not present in the United States for 183 days or more in the taxable year of the retirement or disposition.

Backup Withholding and Information Reporting

The payment of principal and interest and the accrual of OID, if any, are generally subject to information reporting and possibly to “backup withholding.” Information reporting means that the payment is required to be reported to you and to the IRS. Backup withholding means that the payor is required to collect and deposit a portion of your payment with the IRS as a tax payment on your behalf. The portion of your payments that must be deposited with the IRS will be 30% if the payment is made during the 2002 and 2003 calendar years, 29% if the payment is made during the calendar years 2004 and 2005, and 28% if the pay -

ment is made during the calendar years 2006 through 2010. Beginning in calendar year 2011 and thereafter, the portion of your payment that must be deposited with the IRS is scheduled to increase to 31%.

If you are a United States person (other than a corporation or certain exempt organizations), you may be subject to backup withholding if you do not supply an accurate taxpayer identification number and certify that your taxpayer identification number is correct. You may also be subject to backup withholding if the United States Secretary of the Treasury determines that you have not reported all interest and dividend income required to be shown on your federal income tax return or if you do not certify that you have not underreported your interest and dividend income. If you are not a United States person, backup withholding and information reporting will not apply to payments made to you if you have provided the required certification that you are a Non-United States person, as described under the heading “Non-United States  Holders,” or you otherwise establish an exemption (provided that the payor does not have actual knowledge that you are a United States person or that the conditions of any exemption are not satisfied).

In addition, payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on your behalf generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), a controlled foreign corporation for United States tax purposes, a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a United States trade or business, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) will generally be required with respect to payments made to you unless the broker has documentation of your foreign status and the broker has no actual knowledge to the contrary (or you otherwise establish an exemption from information reporting).

Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless you certify as to your non-United States status or otherwise establish an exemption from information reporting and backup withholding.

Any amounts withheld from your payment under the backup withholding rules would be refundable or allowable as a credit against your United States federal income tax liability.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes for sale on a continuing basis through the agents. The agents may act either on a principal basis or on an agency basis. The notes may be offered at varying prices relating to prevailing market prices at the time of resale, as determined by the agents, or, if so specified in a pricing supplement, for resale at a fixed public offering price.

If notes are sold on an agency basis, we will pay a commission to the agent to be negotiated at the time of sale. Unless otherwise specified in the applicable pricing supplement, the commission may range from .125% to .750% of the principal amount of notes sold. We may receive from 99.875% to 99.250% of the principal amount of each note so sold, before deducting a portion of the aggregate offering expenses of approximately $1,000,000. Each agent will use its reasonable best efforts when requested by us to solicit purchases of the notes.

If notes are sold to an agent acting as principal, for its own account or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold generally will be purchased by that agent at a price equal to 100% of the principal amount of the notes less a percentage of the principal amount that may range from .125% to .750% of the principal amount of those notes, unless otherwise specified in the pricing supplement. We may receive from 99.875% to 99.250% of the principal amount of each note so sold, before deducting a portion of the aggregate offering expenses of approximately $1,000,000, unless otherwise specified in the pricing supplement. Notes sold in this manner may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or such notes may be resold to other dealers for resale to investors. The agents may allow any portion of the discount received in connection with such purchases from us to such dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. After the initial public offering of notes, the agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any agent or underwriter. In this case, we would not be obligated to pay any commission or discount in connection with the sale.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker dealer will not be greater than eight percent of the initial gross proceeds of the notes sold.

The name of any agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those agents or other persons, will be set forth in the pricing supplement. As of the date of this prospectus supplement, the agents consist of: Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Salomon Smith Barney Inc., each of which has signed a Distribution Agreement in the form filed as an exhibit to our registration statement. We also may accept offers to purchase notes through additional agents on substantially the same terms and conditions (including commissions) as would apply to purchases by named agents under the Distribution Agreement.

We reserve the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any proposed purchase of notes through that agent.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We have agreed to indemnify each agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the agents may be required to make in respect of such liabilities. We have also agreed to reimburse the agents for certain expenses.

Unless specified in the pricing supplement, no note will have an established trading market when issued. Unless specified in the pricing supplement, we do not intend to list the notes on any securities exchange. Any agent may purchase and sell notes in the secondary market from time to time. However, no agent is obligated to do so, and any agent may discontinue making a market in the notes at any time without notice. No assurance can be given that there will be a secondary market for the notes or as to the liquidity of any secondary market if one develops.

To facilitate offering the notes in an underwritten transaction and in accordance with industry practice, agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to an underwriter or dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the agent’s own account.

•	An agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•	Agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

One of our subsidiaries, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

This prospectus supplement and the accompanying prospectus may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in such transactions. None of Banc of America Securities LLC or any other member of the National Associate of Securities Dealers, Inc. participating in the distribution of the notes will execute a transaction in the notes in a discretionary account without specific prior written approval of that customer.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes not yet issued as of the date of this prospectus supplement. This amount does not include the notes to be sold in market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Certain of the agents or their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and financial advisory transactions with us and our affiliates. Such transactions are in the ordinary course of business for the agents and us and our respective affiliates. In such transactions, the agents or their affiliates receive customary fees and expenses.

PROSPECTUS

$20,000,000,000

Debt Securities, Warrants, Units, Preferred Stock,

Depositary Shares, and Common Stock

We may offer to sell up to $20,000,000,000 (or the United States dollar equivalent) of:

•	debt securities;

•	warrants;

•	units, consisting of two or more securities in any combination;

•	preferred stock;

•	fractional interests in preferred stock represented by depositary shares; and

•	common stock.

Our securities may be denominated in United States dollars or a foreign currency, currency unit or composite currency. We also may issue common stock upon conversion, exchange, or exercise of any of the other securities listed above.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of the securities listed above. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of the securities to be issued under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 20, 2002

PROSPECTUS SUMMARY

This summary includes questions and answers intended to help you understand the securities described in this prospectus. You should read carefully this prospectus and any prospectus supplement to understand fully the terms of the securities that may be sold under this prospectus in one or more offerings up to a total dollar amount of $20,000,000,000 or the equivalent of this amount in foreign currencies, currency units, or composite currencies.

You should rely only on the information provided in this prospectus and in any supplement to this prospectus including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of those documents.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

Who is selling the securities?

Bank of America Corporation is selling the securities. We are a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products through our subsidiaries in the United States and internationally. Our headquarters are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is (704) 386-5972.

What securities are being offered?

We may offer the following securities from time to time:

•	debt securities;
•	warrants;
•	units, consisting of two or more securities in any combination;
•	preferred stock;
•	fractional interests in preferred stock represented by depositary shares; and
•	common stock.

When we use the term “securities” in this prospectus, we are referring to any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement. Each prospectus supplement will contain specific information about the terms of the securities being offered and will include a discussion of certain United States federal income tax consequences and any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 41 of this prospectus.

What are the terms of the “debt securities” that may be offered?

Our debt securities may be either senior or subordinated obligations, which will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in a prospectus supplement.

What are the terms of the “warrants” that may be offered?

We may offer two types of warrants:

•	warrants to purchase our debt securities; and
•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:
¡	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;
¡	one or more currencies, currency units, or composite currencies;
¡	one or more commodities;
¡	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and
¡	one or more indices or baskets of the items described above.

We will describe in a prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms. We will issue warrants under warrant agreements that we enter into with one or more warrant agents.

What are the terms of the “units” that may be offered?

We may offer units consisting of two or more securities. We will describe in a prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of units, and any other specific terms of the units. We will issue units under unit agreements that we enter into with one or more unit agents.

What are the terms of the “preferred stock” and “depositary shares” that may be offered?

Our preferred stock, par value $.01 per share, may be offered in one or more series. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate, if any, and periods or manner of calculating the dividend rate and periods, the terms on which the preferred stock are convertible into shares of our common stock, preferred stock of another series, or other securities, if any, the redemption terms, if any, and any other specific terms of our preferred stock.

We also may issue depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of preferred stock. We will describe in a prospectus supplement any specific terms of the depositary shares. We may issue the depositary shares under deposit agreements between us and one or more depositories.

How will the securities be issued?

We will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, named in the applicable prospectus supplement. The securities will be represented by a global security rather than a certificate in the name of each individual investor. We will issue the securities in registered form without coupons. Unless stated otherwise, each sale will settle in immediately available funds through the depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days;
•	we, in our sole discretion, determine that the global securities shall be exchangeable for certificated securities; or
•	an event of default has occurred or is continuing with respect to the securities under the applicable indenture or agreement.

In what currencies will the securities be issued?

Unless the prospectus supplement states otherwise, all amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars.

Will the securities be listed on an exchange?

We will state in the prospectus supplement whether the particular offered securities will be listed or quoted on a securities exchange or quotation system.

How will the securities be offered?

We may offer the securities in four ways:

•	through underwriters;
•	through dealers;
•	through agents; or
•	directly to purchasers.

Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us. These securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after their initial issuance and sale. The aggregate offering price specified on the cover of this prospectus relates only to the securities that we have not yet issued.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Our principal assets are our shares of stock of Bank of America, N.A. and our other banking and nonbanking subsidiaries. We operate in 21 states and the District of Columbia and have offices located in 34 countries.

Business Segment Operations

We provide a diversified range of banking and nonbanking financial services and products through our various subsidiaries. We manage our operations through four business segments: (1) Consumer and Commercial Banking, (2) Asset Management, (3) Global Corporate and Investment Banking, and (4) Equity Investments. Certain operating segments have been aggregated into a single business segment. A customer-centered strategic approach is changing the way we focus on our business. In addition to traditional financial reporting, we have begun using customer segment-based financial operating information.

•  Consumer and Commercial Banking

Consumer and Commercial Banking provides a wide array of products and services to individuals, small businesses, and middle market companies through multiple delivery channels. The major components of Consumer and Commercial Banking are Banking Regions, Consumer Products, and Commercial Banking.

¡	Banking Regions

Banking Regions serves consumer households in 21 states and the District of Columbia and overseas through our network of over 4,200 banking centers, over 12,800 ATMs, telephone, and Internet channels on www.bankofamerica.com. Banking Regions provides a wide array of products and services, including deposit products such as checking, money market savings accounts, time deposits and IRAs, debit card products, and credit products such as home equity, mortgage, and personal auto loans. Banking Regions also includes small business banking providing treasury management, credit services, community investment, check card, e-commerce, and brokerage services to nearly two million small business relationships across the franchise.

¡	Consumer Products

Consumer Products provides specialized services such as the origination and servicing of residential mortgage loans, issuance and servicing of credit cards, direct banking via the telephone and the Internet, lending and investing to develop low- and moderate-income communities, student lending, and certain insurance services. Consumer Products also provides retail finance and floorplan programs to marine, RV, and auto dealerships.

¡	Commercial Banking

Commercial Banking provides commercial lending and treasury management services to middle market companies with annual revenue between $10 million and $500 million. These services are available through relationship manager teams as well as through alternative channels such as the telephone via the commercial service center and the Internet by accessing Bank of America Direct. In the first quarter of 2002, certain commercial lending businesses being liquidated were transferred from Commercial Banking to Corporate Other.

•  Asset Management

Asset Management includes the Private Bank, Banc of America Capital Management, and the Individual Investor Group. The Private Bank’s goal is to assist individuals and families in building and preserving their wealth by providing investment, fiduciary, and comprehensive credit expertise to high-net-worth clients. Banc of America Capital Management is an asset-gathering and asset management organization serving the needs of institutional clients, high-net-worth individuals, and retail customers. Banc of America Capital Management manages money and distribution channels, manufactures investment products, offers institutional separate accounts and wrap programs, and provides advice to clients through asset allocation expertise and software. The Individual Investor Group, which is comprised of Private Client Services and Banc of America Investment Services, Inc., provides investment, securities, and financial planning services to affluent and high-net-worth individuals. Private Client Services focuses on high-net-worth individuals. Banc of America Investment Services, Inc. includes both the full-service network of investment professionals and an extensive on-line investor service.

One of our strategies is to focus on and grow the asset management business. Recent initiatives include new investment platforms that broaden our capabilities to maximize market opportunity for our clients. We continue to enhance the financial planning tools used to assist clients with their financial goals.

•  Global Corporate and Investment Banking

Global Corporate and Investment Banking provides a broad array of financial services such as investment banking, capital markets, trade finance, treasury management, lending, leasing, and financial advisory services to domestic and international corporations, financial institutions, and government entities. Clients are supported through offices in 34 countries in four distinct geographic regions: United States and Canada; Asia; Europe, Middle East, and Africa; and Latin America. Products and services provided include loan origination, merger and acquisition advisory services, debt and equity underwriting and trading, cash management, derivatives, foreign exchange, leasing, leveraged finance, project finance, structured finance, and trade services.

Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three components: Global Investment Banking, Global Credit Products, and Global Treasury Services.

¡	Global Investment Banking

Global Investment Banking includes our investment banking activities and risk management products. Through a separate subsidiary, Banc of America Securities LLC, Global Investment Banking underwrites and makes markets in equity securities, high-grade and high-yield corporate debt securities, commercial paper, and mortgage-backed and asset-backed securities. Banc of America Securities LLC also provides correspondent clearing services for other securities broker/dealers and prime-brokerage services. Debt and equity securities research, loan syndications, merger and acquisition advisory services, and private placements are also provided through Banc of America Securities LLC.

In addition, Global Investment Banking provides risk management solutions for our global customer base using interest rate, equity, credit and commodity derivatives, foreign exchange, fixed income, and mortgage-related products. In support of these activities, the businesses will take positions in these products and capitalize on market-making activities. The Global Investment Banking business also takes an active role in the trading of fixed income securities in all of the regions in which Global Corporate and Investment Banking transacts business and is a primary dealer in the United States, as well as in several international locations.

¡	Global Credit Products

Global Credit Products provides credit and lending services and includes the corporate industry-focused portfolio, leasing, and project finance.

¡	Global Treasury Services

Global Treasury Services provides the technology, strategies, and integrated solutions to help financial institutions, government agencies, and public and private companies manage their operations and cash flows on a local, regional, national, and global level.

•	Equity Investments

Equity Investments includes Principal Investing, which is comprised of a diversified portfolio of investments in companies at all stages of the business cycle, from start up to buyout. Investments are made on both a direct and indirect basis in the United States and overseas. Direct investing activity focuses on playing an active role in the strategic and financial direction of the portfolio company as well as providing broad business experience and access to our global resources. Indirect investments represent passive limited partnership stakes in funds managed by experienced third-party private equity investors who act as general partners. Equity Investments also includes our strategic technology and alliances investment portfolio.

•	Corporate Other

Corporate Other consists primarily of gains and losses associated with managing our balance sheet, certain consumer finance and commercial lending businesses being liquidated and certain residential mortgages originated by the mortgage group or otherwise acquired and held for asset/liability management purposes.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of business. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

USE OF PROCEEDS

Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets or liabilities;

•	the possible acquisitions of or investments in other businesses of a type we are eligible to acquire;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will temporarily invest them. We may, from time to time, engage in additional capital financings as we determine appropriate based on our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividend requirements for each of the years in the five-year period ended  December 31, 2001 and for the six months ended June 30, 2002 are as follows:

	Year Ended December 31,					Six Months Ended June 30,
	1997	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	2.2	1.8	2.2	1.8	2.1	3.1
Including interest on deposits	1.5	1.4	1.6	1.5	1.6	2.1
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding interest on deposits	2.2	1.8	2.2	1.8	2.1	3.1
Including interest on deposits	1.5	1.4	1.6	1.5	1.5	2.1

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

fixed charges

•	The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

(fixed charges + preferred stock dividend requirements)

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other,

•	amortization of debt discount and appropriate issuance costs, and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

Preferred stock dividend requirements represent dividend requirements on our outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.

REGULATORY MATTERS

The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks and specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the “Comptroller,” the Federal Deposit Insurance Corporation, or the “FDIC,” the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

A financial holding company, and the non-bank companies under its control, are permitted to engage in activities considered “financial in nature” as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching. We have consolidated our retail subsidiary banks into a single interstate bank (Bank of America, N.A.), headquartered in Charlotte, North Carolina, with full service branch offices in 21 states and the District of Columbia. In addition, we operate a limited purpose nationally chartered credit card bank (Bank of America, N.A. (USA)), headquartered in Phoenix, Arizona, and three nationally chartered banker’s banks: Bank of America Oregon, N.A., headquartered in Portland, Oregon; Bank of America California, N.A., headquartered in San Francisco, California; and Bank of America Georgia, N.A., headquartered in Atlanta, Georgia.

Changes in Regulations

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

The Federal Reserve Board, the Comptroller, and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, these regulatory agencies from time to time may require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. Tier 1 capital includes common shareholders’ equity and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents our qualifying total capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. Our Tier 1 and total risk-based capital ratios under these guidelines at June 30, 2002 were 8.09% and 12.42%, respectively. At June 30, 2002, we did not have any subordinated debt that qualified as Tier 3 capital.

The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 100 to 200 basis points above 3%, banking organizations are required to maintain a ratio of at least 5% to be classified as well capitalized. Our leverage ratio at June 30, 2002 was 6.47%. We meet our leverage ratio requirement.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank’s assets at the time it became “undercapitalized” or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have a Tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of June 30, 2002.

Regulators also must take into consideration (a) concentrations of credit risk; (b) interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (c) risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation will be made as a part of the institution’s regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

Our funds for payment of our indebtedness, including the debt securities, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

DESCRIPTION OF DEBT SECURITIES

We will issue any senior debt securities under an Indenture dated as of January 1, 1995 (the “Senior Indenture”) between us and The Bank of New York, as successor trustee to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company. We will issue any subordinated debt securities under an Indenture dated as of January 1, 1995 (the “Subordinated Indenture”) between us and The Bank of New York, as trustee. We refer to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The trustee under each of the Indentures has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, such as sending you notices.

The following summaries of the Indentures are not complete and are qualified in their entirety by the specific provisions of the applicable Indentures, which are exhibits to the registration statement and are incorporated herein by reference. Whenever defined terms are used, but not defined in this prospectus, the terms have the meanings given to them in the Indentures.

General

The total amount of securities that we may offer and sell using this prospectus is limited to the aggregate initial offering price of the securities registered under the registration statement. Neither Indenture limits the amount of debt securities that we may issue.

Any debt securities we issue will be our direct unsecured obligations and will not be obligations of our subsidiaries. Each series of our senior debt securities will rank equally with all of our other unsecured senior indebtedness that is outstanding from time to time. Each series of our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness that is outstanding from time to time.

We will issue our debt securities in fully registered form without coupons. Our debt securities may be denominated in United States dollars or in another currency or currency unit. Any debt securities that are denominated in United States dollars will be issued in denominations of $1,000 or a multiple of $1,000 unless otherwise provided in the prospectus supplement. If any of the debt securities are denominated in a foreign currency, currency unit, or composite currency, or if principal or any premium or interest on any of the debt securities is payable in any foreign currency, currency unit, or composite currency, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the particular foreign currency, currency unit, or composite currency will be stated in a prospectus supplement.

We may issue our debt securities in one or more series with the same or different maturities. We may issue our debt securities at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity (each, an “Original Issue Discount Security”). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. Certain debt securities may be deemed to be issued with original issue discount for United States federal income tax purposes. If we issue debt securities with original issue discount, we will discuss the federal tax implications in a prospectus supplement.

Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the minimum denominations;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	the interest payment dates, the regular record dates for the interest payment date, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of such redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal and any premium and interest payments on the debt securities, if other than United States currency;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which such amounts will be determined;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate calculation agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or United States government obligations;

•	any provision relating to the extension or renewal of the maturity date of the debt securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable Indenture.

Our ability to make payments of principal and any premium and interest on the debt securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends.

Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See “Regulatory Matters.”

Neither Indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of such an event, or otherwise, the ratings of any debt securities then outstanding may be withdrawn or downgraded.

Redemption and Repayment

Unless stated otherwise in a prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund, which means we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. The prospectus supplement will indicate whether we may redeem the debt securities prior to their stated maturity date. If we may redeem the debt securities prior to their stated maturity date, the prospectus supplement will describe the redemption price and the method for redemption. The prospectus supplement also will indicate whether the debt securities can be repaid at the holder’s option prior to their stated maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate the cost to repay the notes and the procedure for repayment.

We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold, resell, or cancel any repurchased debt securities.

Reopenings

We have the ability to “reopen,” or later increase, the principal amount of a series of our debt securities without notice to the existing holders of securities of that series by selling additional debt securities with the same terms except that any new securities may begin to bear interest at a different date.

Conversion

We may issue debt securities that are convertible, at either our or the holder’s option, into our preferred stock, depositary shares, common stock, or other debt securities. The prospectus supplement will describe the terms of any conversion features including:

•	the periods during which conversion may be elected;

•	the conversion price payable and the number of shares or amount of preferred stock, depositary shares, common stock, or other debt securities that may be purchased upon conversion, and any adjustment provisions; and

•	the procedures for electing conversion.

Exchange, Registration, and Transfer

Subject to the terms of the applicable Indenture, debt securities of any series, other than debt securities issued in book-entry form, may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent designated and maintained by us. The prospectus supplement will include the name of the transfer agent. The security registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We may change transfer agents or approve a change in the location through which any transfer agent acts at any time, except that we will be required to maintain a transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of global securities, see “Registration and Settlement.”

Payment and Paying Agents

The principal and any premium and interest, or other payments on our debt securities will be paid at the offices of the paying agents we designate from time to time. In addition, at our option, payment of any interest may be made by check mailed to the address of the holder as recorded in the security register. On any interest payment date, interest on a debt security generally will be paid to the person in whose name the debt security is registered at the close of business on the regular record date for that payment. For a discussion of payment of principal, premium, interest, or other payment on global securities, see “Registration and Settlement.”

We have initially designated the principal corporate trust offices of the trustees in the City of New York as the places where the debt securities may be presented for payment. We may change paying agents or the designated payment office at any time. Any other paying agents for our debt securities of each series will be named in the prospectus supplement.

Subordination

Our subordinated debt securities are subordinated in right of payment to all of our senior indebtedness. The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that were outstanding on the date we executed the Subordinated Indenture, or were created, incurred, or assumed after that date and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations unless the instrument creating or evidencing the indebtedness provides that the indebtedness is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default on any senior indebtedness that is not remedied and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If we repay any subordinated debt security before the required date or in connection with a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, and any premium and interest, or other payment will be paid to holders of senior indebtedness before any holders of subordinated indebtedness are paid. In addition, if such amounts were previously paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior debt shall have first rights to such amounts previously paid.

Upon payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of such Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its shareholders at any price, so long as before such sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before such sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. At present, Bank of America, N.A. is our only Principal Subsidiary Bank.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the Indenture may waive compliance with certain covenants or conditions of the Indentures.

Modification of the Indentures

We and the applicable trustee may modify the Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that Indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities which is required to consent to modification without the consent of all holders of the debt securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable Indenture, (a) the principal amount of an Original Issue Discount Security is that amount that would be due and payable at such time upon an event of default, and (b) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 days after the interest becomes due;

•	our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	certain events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or if the debt securities are Original Issue Discount Securities, a specified portion of the principal amount, of all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding or of such series affected may in certain circumstances annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, or any premium or interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay principal of or premium on any debt securities or if we are over 30 days late on an interest payment on the debt securities, the appropriate trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder may also file suit to enforce our obligation to make payment of principal, any premium or interest, or any other amounts due on any debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the debt securities then outstanding under an Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

Periodically, we are required to file with the trustees a certificate stating that we are not in default under any of the terms of the Indentures.

Notices

We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for certain series of our outstanding indebtedness under other indentures.

DESCRIPTION OF WARRANTS

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with any of our other securities, including other warrants and units, consisting of two or more securities in any combination, as described in the section “Description of Units.”

We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under a warrant agreement with a warrant agent designated in the prospectus supplement. We will describe in a prospectus supplement the specific terms of the warrants. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with any of our other securities and may be attached to or separate from such securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each such security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon such exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of certain federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or definitive form;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants;

•	the warrant agent; and

•	any other terms of the debt warrants which are not inconsistent with the provisions of the debt warrant agreement.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of such universal warrants;

•	the nature and amount of the warrant property that such universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	whether the exercise price or the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of certain federal income tax consequences;

•	whether the universal warrants or related securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or definitive form;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants;

•	the warrant agent; and

•	any other terms of the universal warrants which are not inconsistent with the provisions of the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders to cure any ambiguity or correct any inconsistent provision or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; Governing Law

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including holders of warrants, to participate in the distribution of assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of that subsidiary’s creditors.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•	the designation and terms of units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company as unit agent governing the units; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity or correct any inconsistent provision or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; Governing Law

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the Indenture, warrant agreement, or unit agreement under which that security is issued. Those terms are described in other sections of this prospectus relating to debt securities and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. Limitations of this kind will be described in the applicable prospectus supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act with respect to their units.

Unsecured Obligations

The units are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including holders of units, to participate in the distribution of assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of that subsidiary’s creditors.

DESCRIPTION OF PREFERRED STOCK

General

We have 100,000,000 shares of preferred stock, par value $.01 per share, authorized and may issue such preferred stock in one or more series, each with such preferences, designations, limitations, conversion rights, and other rights as we may determine. We have designated:

(a) 3,000,000 shares of ESOP Convertible Preferred Stock, Series C (the “ESOP Preferred Stock”), of which 1,506,553 shares were issued and outstanding at December 31, 2001;

(b) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), of which 7,926 shares were issued and outstanding at December 31, 2001; and

(c) 20,000,000 shares of $2.50 Cumulative Convertible Preferred Stock Series BB (the “Series BB Preferred Stock”), none of which are issued and outstanding.

The Preferred Stock

General. Any preferred stock sold pursuant to this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless otherwise stated in a prospectus supplement. Each prospectus supplement for preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of another security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of the preferred stock will be entitled to receive when, as and if declared by our board of directors, cash dividends at such rates as will be specified in a prospectus supplement. All dividends will be paid out of our funds that are legally available for such purpose.

Voting. The holders of preferred stock will have no voting rights except:

•	as required by applicable law;

•	as specifically approved by us for that particular series; or

•	as described in the prospectus supplement.

Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of any series of preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock as may be stated in a prospectus supplement, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of such preferred stock will be insufficient to permit full payment to such holders, then the holders of the preferred stock will share ratably in any distribution of our assets in proportion to the amounts which they would otherwise receive on their preferred shares if the shares were paid in full.

The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our Amended and Restated Certificate of Incorporation and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at or before the time of sale of that preferred stock. At that time, you should read our Amended and Restated Certificate of Incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

The preferred stock ranks senior to our common stock as to the payment of dividends and the distribution of our assets on liquidation, dissolution, and winding up.

The preferred stock, when issued, will be fully paid and nonassessable.

The following summary of our ESOP Preferred Stock, Series B Preferred Stock, and Series BB Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Amended and Restated Certificate of Incorporation.

ESOP Preferred Stock

All shares of ESOP Preferred Stock are held by the trustee under The Bank of America  401(k) Plan (the “ESOP”). The ESOP Preferred Stock ranks senior to our common stock, but ranks junior to the Series B Preferred Stock and Series BB Preferred Stock as to dividends and distributions on liquidation. Shares of the ESOP Preferred Stock are convertible into common stock at a conversion rate of 1.68 shares of common stock per share of ESOP Preferred Stock, subject to certain customary anti-dilution adjustments.

Preferential Rights. The ESOP Preferred Stock does not have preemptive or preferential rights to purchase or subscribe for shares of our capital stock and is not subject to any sinking fund obligations or other obligations to repurchase or retire the series, except as discussed below.

Dividends. The ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate on the date they first became payable, without interest. While any shares of ESOP Preferred Stock are outstanding, we may not declare, pay, or set apart for payment any dividend on any other series of stock ranking equally with the ESOP Preferred Stock as to dividends unless declared and paid, or set apart for payment like dividends on the ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. We generally may not declare, pay, or set apart for payment any dividends, except for, among other things, dividends payable solely in shares of stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation, or, make any other distribution on, or make payment on account of the purchase, redemption, or other retirement of, any other class or series of our capital stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the ESOP Preferred Stock have been declared and paid or set apart for payment when due.

Voting Rights. The holder of the ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of common stock and votes together with the holders of common stock as one class. Except as otherwise required by applicable law, the holder of the ESOP Preferred Stock has no special voting rights. To the extent that the holder of the shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of common stock into which the shares of ESOP Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest whole vote.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding-up, the holder of the ESOP Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. Such distributions will be subject to the rights of the holders of any Preferred Stock ranking senior to or equally with the ESOP Preferred Stock as to distributions upon liquidation, dissolution, or winding-up but before any amount will be paid or distributed among the holders of common stock or any other shares ranking junior to the ESOP Preferred Stock. If, upon our voluntary or involuntary dissolution, liquidation, or winding-up, the amounts payable on ESOP Preferred Stock and any other stock ranking equally therewith as to any such distribution are not paid in full, the holder of the ESOP Preferred Stock and the other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the ESOP Preferred Stock will not be entitled to any further distribution of our assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed to be a dissolution, liquidation, or winding-up of our affairs.

Redemption. The ESOP Preferred Stock is redeemable, in whole or in part, at our option, at any time. The redemption price for the shares of the ESOP Preferred Stock, which may be paid in cash or shares of our common stock, will be $42.50 per share. The redemption price also must include all accrued and unpaid dividends to the date of redemption. If the ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required to redeem the ESOP Preferred Stock.

In addition, we are required to redeem shares of the ESOP Preferred Stock at the option of the holder of the shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest, or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP.

Series B Preferred Stock

Preferential Rights. Without the consent of holders of Series B Preferred Stock, we may issue preferred stock with superior or equal rights or preferences. The shares of the Series B Preferred Stock rank before the ESOP Preferred Stock and the common stock, but rank junior to the Series BB Preferred Stock as to dividends and upon liquidation.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking superior to the Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders thereof, at the redemption price of $100 per share plus accumulated dividends, provided that (a) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to

Series B Preferred Stock; and (b) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of preferred stock ranking superior to the Series B Preferred Stock.

Series BB Preferred Stock

Preferential Rights. The shares of Series BB Preferred Stock rank before Series B Preferred Stock, ESOP Preferred Stock, and common stock as to dividends and upon liquidation.

Dividends. Holders of the Series BB Preferred Stock are entitled to receive, when and as declared by our board of directors, cash dividends at the rate of $2.50 per year per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on the Series BB Preferred Stock are cumulative from January 1, 1998.

Voting Rights. Holders of Series BB Preferred Stock have no voting rights except as required by law and, if any quarterly dividend payable on the Series BB Preferred Stock is in arrears, the holders of Series BB Preferred Stock will be entitled to vote together with the holders of our common stock at our next meeting of stockholders and at each subsequent meeting of stockholders until all dividends in arrears have been paid or declared and set apart for payment. In those cases where holders of Series BB Preferred Stock are entitled to vote, each holder will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which his or her Series BB Preferred Stock is then convertible.

Conversion Rights. Subject to the terms and conditions stated below, the holders of shares of Series BB Preferred Stock have the right, at their option, to convert such shares at any time into fully paid and nonassessable shares of common stock at the rate of 6.17215 shares of our common stock for each share of Series BB Preferred Stock surrendered for conversion. The conversion rate is subject to adjustment from time to time.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of Series BB Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends up to and including the date of such distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Series BB Preferred Stock as to the distribution of assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed a liquidation, dissolution, or winding up of our affairs. Shares of Series BB Preferred Stock are not subject to a sinking fund.

Redemption. On June 23, 1999, our board of directors voted to redeem the Series BB Preferred Stock. No shares of the Series BB Preferred Stock are outstanding.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of such securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a United States bank or trust company selected by us (the “depository”).

The particular terms of the preferred stock offered and the extent, if any, to which the general provisions may apply to the depositary shares will be described in a prospectus supplement. The general descriptions below and in any prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the deposit agreement and the depositary receipts, the forms of which are incorporated by reference in the registration statement and the definitive forms of which will be filed with the SEC at the time of sale of the depositary shares.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement relating to the depositary shares being offered.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled thereto, unless the depository determines that it is not feasible to make such distribution, in which case the depository, with our approval, may sell such property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. The depository will mail notice of redemption at least 30 and not more than 45 days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on such series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holder of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property the holders of such depositary shares were entitled to receive upon such redemption upon surrender to the depository of the depositary receipts evidencing the depositary shares.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have no voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying such holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements. We will pay charges of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes and charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations under the deposit agreement are limited to performance in good faith of our respective duties thereunder and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of such appointment. Any successor depository must be a United States bank or trust company.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated herein by reference.

General

We are authorized to issue 5,000,000,000 shares of common stock, par value $.01 per share, of which approximately 1.52 billion shares were outstanding on June 30, 2002. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol “BAC.” Our common stock is also listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of June 30, 2002, 292.5 million shares were reserved for issuance in connection with our various employee and director benefit plans and our Dividend Reinvestment and Stock Purchase Plan and the conversion of our outstanding convertible securities and for other purposes. After taking into account the reserved shares, there were approximately 3.19 billion authorized shares of our common stock available for issuance as of June 30, 2002.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (a) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (b) a merger or dissolution or the sale of all or substantially all of our assets, must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

In the event of our liquidation, holders of common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which such shares are converted will be, validly issued, fully paid, and nonassessable.

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for such payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

REGISTRATION AND SETTLEMENT

Each debt security, warrant, unit, share of preferred stock, and depositary share in registered form will be represented either:

•	by one or more global securities representing the entire issuance of securities, or

•	by a certificate issued in definitive form to a particular investor.

Book-Entry Owners

Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates, but instead, will issue global notes or certificates in registered form. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

If a security is registered on the books that we or the trustee, warrant agent, unit agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the “holder” of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities and the depository will have no knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

In the future we may cancel a global security or issue securities initially in non-global form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•	the depository, such as The Depository Trust Company, New York, New York, which is known as “DTC,” notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any such case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities shall be exchangeable for certificated securities; or

•	an event of default has occurred and is continuing with respect to the securities under the applicable Indenture or agreement.

Street Name Owners

When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any Indenture and the obligations, if any, of any warrant agents, unit agents, depository and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called “depositories.” Each series of securities will have one or more of the following as the depositories:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositories named above may also be participants in one another’s systems. Thus, for example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depository or depositories for your securities will be named in your prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date (identified in a listing attached to the omnibus proxy).

We will pay principal and any premium or interest payments on the securities in immediately available funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its  accuracy.

Clearstream, Luxembourg and Euroclear

Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Considerations Relating to Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe above;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	We, the trustee, and any warrant agents and unit agents will have no responsibility for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	We, the trustee, and any warrant agents and unit agents do not supervise the depository in any way;

•	The depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depository’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Notes

If we ever issue securities in certificated form, those securities may be presented for registration, transfer, and payment at the office of the registrar or at the office of any transfer agent  designated and maintained by us. The registrar or transfer agent will make the transfer or  registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to:

•	issue, exchange, or register the transfer of any security to be redeemed for a period of 15 days before the selection of the securities to be redeemed; or

•	exchange or register the transfer of any note that was selected, called, or is being called for redemption, except the unredeemed portion of any note being redeemed in part.

We will pay principal and any premium and interest on any certificated securities at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a security on any interest payment date to the person in whose name the security is registered at the close of business on the regular record date for that payment.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may be Banc of America Securities LLC or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the public offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in a prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless certain conditions are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell such offered securities to the public at fixed or varying prices to be determined by such dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in a prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any such sales in a prospectus supplement.

General Information

Underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stablizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

One of our subsidiaries, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being registered.

This prospectus and related prospectus supplements may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the securities, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in such transactions. None of Banc of America Securities LLC or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the securities will execute a transaction in the securities in a discretionary account without specific prior written approval of that customer.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s home page at http://www.sec.gov. You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information and certain information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2001;

•	our quarterly reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002;

•	our current reports on Form 8-K dated January 22, 2002, January 31, 2002, January 31, 2002, February 11, 2002, April 15, 2002, April 23, 2002, July 15, 2002, August 9, 2002, August 14, 2002 and August 14, 2002 (in each case, with the exception of any information filed pursuant to Item 9 of Form 8-K which is not incorporated herein by reference); and

•	the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as modified on our current report on Form 8-K dated September 25, 1998.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (except any information filed pursuant to Item 9 of  Form 8-K):

•	reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934;

•	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meetings; and

•	any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-23-01

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

FORWARD-LOOKING STATEMENTS

This prospectus and all accompanying prospectus supplements contain or incorporate statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “projected,” “intends to,” or other similar words. Our actual results, performance, or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to certain risks and uncertainties, including, but not limited to, certain risks described in the prospectus supplement. When considering those forward-looking statements, you should keep in mind these risks, uncertainties, and other cautionary statements made in this prospectus and the prospectus supplement. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

Information regarding important factors that could cause actual results, performance, or achievements to differ, perhaps materially, from those in our forward-looking statements is contained under the caption “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan LLP, New York, New York. As of the date of this prospectus, certain members of Helms Mulliss & Wicker, PLLC, beneficially owned less than one-tenth of 1% of our outstanding shares of common stock.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2001 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and the related pricing supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC, will deliver this prospectus supplement, the accompanying prospectus and the related pricing supplement for offers and sales in the secondary market.

$5,000,000,000

Medium-Term Notes,

Series J

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Lehman Brothers

Merrill Lynch & Co.

Salomon Smith Barney

August 20, 2002